      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 1, 2008.

                                                             FILE NO. 333-133695

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                  ------------

                         POST-EFFECTIVE AMENDMENT NO. 2

                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                  ------------

                        HARTFORD LIFE INSURANCE COMPANY

             (Exact name of registrant as specified in its charter)

                                  CONNECTICUT

         (State or other jurisdiction of incorporation or organization)

                                   06-094148

                    (I.R.S. Employer Identification Number)

                                 P.O. BOX 2999
                        HARTFORD, CONNECTICUT 06104-2999

                    (Address of Principal Executive Office)

                                RICHARD J. WIRTH
                        HARTFORD LIFE INSURANCE COMPANY
                                 P.O. BOX 2999
                        HARTFORD, CONNECTICUT 06104-2999
                                 (860) 843-1941

               (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  ------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
     FROM TIME TO TIME AFTER THE REGISTRATION STATEMENT BECOMES EFFECTIVE.

                                  ------------

If any of the securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: / /

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: /X/

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. / /

------------------------------------------------------------------------------
------------------------------------------------------------------------------

                                     PART I

CRC(R) COMPOUND RATE CONTRACT

MODIFIED GUARANTEED ANNUITY CONTRACT
HARTFORD LIFE INSURANCE COMPANY
P.O. BOX 5085
HARTFORD, CONNECTICUT 06102-5085

TELEPHONE:  1-800-862-6668

                                                             [THE HARTFORD LOGO]

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

This Prospectus describes participating interests in a group deferred annuity Contract and individual deferred annuity Contracts. Both are designed and offered to provide retirement programs for you if you are an eligible individual. With respect to the group Contract, eligible individuals include persons who have established accounts with certain broker-dealers which have entered into a distribution agreement to offer participating interests in the Contract, and members of other eligible groups. (See "Distribution of Contracts"). An individual deferred annuity Contract is offered in certain states and to certain trusts. Certain Qualified Plans may also purchase the Contract. (See Appendix A).

For a description of individual Contracts issued in certain states where this Contract has not been approved, see Appendix B. Participation in a group Contract will be separately accounted for by the issuance of a Certificate evidencing your interest under the Contract. Participation in an individual Contract is evidenced by the issuance of an individual annuity Contract. The Certificate and individual annuity Contract are hereafter referred to as the "Contract."

A minimum single purchase payment of at least $5,000 for Non-Qualified Contracts ($2,000 for Qualified Contracts) must accompany the application for a Contract. Hartford Life Insurance Company ("Hartford") reserves the right to limit the maximum single purchase payment amount. No additional payment is permitted on a Contract although eligible individuals may purchase more than one Contract. (See "Application and Purchase Payment").

Purchase payments become part of the general assets of Hartford. Hartford intends generally to invest proceeds from the Contracts in investment-grade securities. (See "Investments by Hartford").

THIS PROSPECTUS IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE SECURITIES AND EXCHANGE COMMISSION DOESN'T APPROVE OR DISAPPROVE THESE SECURITIES OR DETERMINE IF THE INFORMATION IS TRUTHFUL OR COMPLETE. ANYONE WHO REPRESENTS THAT THE SECURITIES AND EXCHANGE COMMISSION DOES THESE THINGS MAY BE GUILTY OF A CRIMINAL OFFENSE.

This prospectus can also be obtained from the Securities and Exchange Commission's website: (www.sec.gov).

Annuity contracts ARE NOT:

-   A bank deposit or obligation

-   Federally insured

-   Endorsed by any bank or governmental agency

This annuity may not be available for sale in all states.

--------------------------------------------------------------------------------

PROSPECTUS DATED: MAY 1, 2008

2                                            HARTFORD LIFE INSURANCE COMPANY

-------------------------------------------------------------------------------

AVAILABLE INFORMATION

We are required by the Securities Exchange Act of 1934 to file reports and other information with the SEC. You may read or copy these reports at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C., 20549. You may call the SEC at 1-800-SEC-0330 for further information on the public reference room. You may also obtain reports, proxy and information statements and other information about us at the SEC's website at: www.sec.gov.

We filed a registration statement ("Registration Statement") relating to the Contracts offered by this prospectus with the SEC under the Securities Act of 1933. This prospectus has been filed as a part of the Registration Statement and does not contain all of the information contained in the Registration Statement. For more information about the Contracts and us, you may obtain a copy of the Registration Statement in the manner set forth in the preceding paragraph.

In addition, the SEC allows Hartford to "incorporate by reference" information that Hartford files with the SEC into this prospectus, which means that incorporated documents are considered part of this prospectus. Hartford can disclose important information to you by referring you to those documents. Information that Hartford files with the SEC will automatically update and supercede the information in this prospectus.

This prospectus incorporates by reference the following documents:

    (a) Our Annual Report on Form 10-K for the fiscal year ended December 31, 2007;

    (b) Our Quarterly Report on Form 10-Q for the period ended March 31, 2008;
        and

    (c) Until this offering has been completed, any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934.

Statements in this prospectus, or in documents that we file later with the SEC and that legally become part of this prospectus, may change or supercede statements in other documents that are legally part of this prospectus. Accordingly, only the statement that is changed or replaced will legally be a part of this prospectus.

Hartford will provide without charge to each person to whom a copy of this prospectus has been delivered, upon the written or oral request of such person, a copy of the document referred to above which has been incorporated by reference in this prospectus, other than exhibits to such document. Requests for such copies should be directed to Hartford Life Insurance Company, P.O. Box 5085, Hartford, Connecticut 06102-5085, telephone: 1-800-862-6668.

HARTFORD LIFE INSURANCE COMPANY                                            3

-------------------------------------------------------------------------------

TABLE OF CONTENTS

                                                                          PAGE
--------------------------------------------------------------------------------
SUMMARY                                                                        5
GLOSSARY OF SPECIAL TERMS                                                      6
DESCRIPTION OF CONTRACTS                                                       7
 A.  Application and Purchase Payment                                          7
 B.  Accumulation Period                                                       7
  1. Initial and Subsequent Guarantee Periods                                  7
  2. Establishment of Guarantee Rates and Current Rates                        8
  3. Surrenders                                                                8
   (a) General                                                                 8
   (b) Surrender Charge                                                        9
   (c) Market Value Adjustment                                                 9
   (d) Special Surrenders                                                      9
  4. Guarantee Period Exchange Option                                         10
  5. Premium Taxes                                                            10
  6. Death Benefit                                                            10
  7. Payment Upon Partial or Full Surrender                                   10
 C.  Annuity Period                                                           10
  1. Electing the Annuity Commencement Date and Form of Annuity               10
  2. Change of Annuity Commencement Date or Annuity Option                    11
  3. Annuity Options                                                          11
  4. Annuity Payment                                                          11
  5. Death of Annuitant After Annuity Commencement Date                       12
INVESTMENTS BY HARTFORD                                                       12
AMENDMENT OF CONTRACTS                                                        12
ASSIGNMENT OF CONTRACTS                                                       12
DISTRIBUTION OF CONTRACTS                                                     12
FEDERAL TAX CONSIDERATIONS                                                    14
 A.  Introduction                                                             14
 B.  Taxation of Hartford                                                     15
 C.  Taxation of Annuities -- General Provisions Affecting Contracts          15
  Not Held in Tax-Qualified Retirement Plans
  1. Non-Natural Persons as Owners                                            15
  2. Other Contract Owners (Natural Persons)                                  15
   a.  Distributions Prior to the Annuity Commencement Date                   16
   b.  Distributions After Annuity Commencement Date                          16
   c.  Aggregation of Two or More Annuity Contracts                           17
   d.  10% Penalty Tax -- Applicable to Certain Surrenders and Annuity        17
    Payments
   e.  Special Provisions Affecting Contracts Obtained through a              17
    Tax-Free Exchange of Other Annuity or Life Insurance Contracts
    Purchased Prior to August 14, 1982

4                                            HARTFORD LIFE INSURANCE COMPANY

-------------------------------------------------------------------------------

                                                                          PAGE
--------------------------------------------------------------------------------
   f.  Required Distributions                                                 17
   g.  Addition of Riders                                                     18
   h.  Partial Exchanges                                                      18
 D.  Federal Income Tax Withholding                                           18
 E.  General Provisions Affecting Qualified Retirement Plans                  18
 F.  Annuity Purchases By Nonresident Aliens and Foreign Corporations         18
 G.  Estate, Gift and Generation-Skipping Transfer Tax and Related Tax        19
  Considerations
INFORMATION REGARDING TAX-QUALIFIED RETIREMENT PLANS                          19
THE COMPANY
LEGAL OPINION                                                                 25
EXPERTS                                                                       26
APPENDIX A -- MODIFIED GUARANTEED ANNUITY FOR QUALIFIED PLANS                 27
APPENDIX B -- SPECIAL PROVISIONS FOR INDIVIDUAL CONTRACTS ISSUED IN THE       28
 STATES OF CALIFORNIA, MICHIGAN, MISSOURI, NEW YORK, OREGON, SOUTH
 CAROLINA, TEXAS, VIRGINIA AND WISCONSIN
APPENDIX C -- MARKET VALUE ADJUSTMENT                                         29

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE. NO DEALER, SALES PERSON, OR OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED ON.

HARTFORD LIFE INSURANCE COMPANY                                            5

-------------------------------------------------------------------------------

SUMMARY

Upon application, or purchase order, you select an initial Guarantee Period from among those then offered by Hartford. (See "Initial and Subsequent Guarantee Periods" and "Establishment of Guarantee Rates and Current Rates"). Your purchase payment (less surrenders and less applicable premium taxes, if any) will earn interest at the initial Guarantee Rate which is an Annual Effective Rate of Interest. Interest is credited daily to your account using the Compound Interest Method. (See "Accumulation Period -- Initial and Subsequent Guarantee Periods").

At the end of each Guarantee Period, a subsequent Guarantee Period of the same duration will begin unless, within the 30-day period preceding the end of such Guarantee Period, you elect a different duration from among those offered by us at that time. In no event may subsequent Guarantee Periods extend beyond the Annuity Commencement Date then in effect.

The Account Value as of the first day of each subsequent Guarantee Period will earn interest at the Subsequent Guarantee Rate. Hartford's management will make the final determination as to guarantee rates to be declared. We cannot predict, nor can we guarantee, future guarantee rates. (See "Initial and Subsequent Guarantee Periods" and "Establishment of Guarantee Rates and Current Rates").

Subject to certain restrictions, partial and total surrenders are permitted. However, such surrenders may be subject to a surrender charge and/or a Market Value Adjustment. A full or partial surrender made preceding the end of a Guarantee Period will be subject to a Market Value Adjustment. Except as described below, the surrender charge will be deducted from any partial or full surrender made before the end of the seventh Contract Year. The surrender charge will be equal to seven percent of the Gross Surrender Value in the first Contract Year, and be reduced by one percentage point for each of the next six Contract Years.

For a surrender made at the end of the initial guarantee period, no surrender charge will be applied, provided such surrender occurs on or after the end of the third contract year. For a surrender made at the end of any other guarantee period, no surrender charge will be applied, provided such surrender occurs on or after the end of the fifth contract year. A request for surrender at the end of a guarantee period must be received in writing within 30 days preceding the end of the guarantee period. A Market Value Adjustment will not be applied.

No surrender charges will be applicable to the application of your Account Value to purchase an annuity on the Annuity Commencement Date. A Market Value Adjustment will be applied if the Annuity Commencement Date is not at the end of a Guarantee Period. To elect an Annuity Option you must notify us at least 30 days before the Annuity Commencement Date.

In addition, we will send you any interest that has been credited during the prior 12 months if you so request in writing. We will not impose any surrender charge or Market Value Adjustment on such interest payments. Any such surrender may, however, be subject to tax. (See "Surrenders" and "Federal Tax Considerations").

The Market Value Adjustment reflects the relationship between the Current Rate for the duration remaining in the Guarantee Period at the time you request the surrender and the applicable Guarantee Rate being applied to your Account Value. Since Current Rates may reflect, in part, the investment yields available to Hartford (see "Investments By Hartford"), the effect of the Market Value Adjustment will be closely related to the levels of such yields. It is possible, therefore, that should such yields increase significantly from the time you purchased your Contract, the amount you would receive upon a full surrender of your Contract may be less than your original purchase payment. If such yields should decrease significantly, the amount you would receive upon a full surrender may be more than your original purchase payment.

We may defer payment of any partial or full surrender for a period not exceeding six months from the date of our receipt of your written notice of surrender or the period permitted by state insurance law, if less. Such a deferral of payment will be for a period greater than 30 days only under highly unusual circumstances. Interest of at least 4 1/2% per annum will be paid on any amounts deferred for more than 30 days if Hartford chooses to exercise this deferral right. (See "Payment Upon Partial or Full Surrender").

On the Annuity Commencement Date specified by you, Hartford will make a lump-sum payment or start to pay a series of payments based on the Annuity Options selected by you. (See "Annuity Period").

The Contract provides for a Death Benefit. If the Annuitant dies before the Annuity Commencement Date and there is no designated Contingent Annuitant surviving, or if the Participant dies before the Annuity Commencement Date, the Death Benefit will be payable to the Beneficiary as determined under the Contract Control Provisions. With regard to joint Participants, at the first death of a joint Participant preceding the Annuity Commencement Date, the Beneficiary will be the surviving Participant notwithstanding that the designated Beneficiary may be different. The Death Benefit is calculated as of the date we receive written notification of Due Proof of Death at the offices of Hartford.

The Death Benefit will equal the Account Value. If the named Beneficiary is the spouse of the Participant and the Annuitant is living, the spouse may elect, in lieu of receiving the Death Benefit, to become the Participant and continue the Contract. (See "Death Benefit").

A deduction will be made for premium taxes for Contracts sold in certain states. (See "Premium Taxes").

Certain special provisions apply only with respect to Contracts issued in the states of California, Michigan, Missouri, New York, Oregon, South Carolina, Texas, Virginia and Wisconsin. These are set forth in detail in Appendix B.

6                                            HARTFORD LIFE INSURANCE COMPANY

-------------------------------------------------------------------------------

For Contracts issued as individual retirement annuities, Hartford will refund the purchase payment to the Participant if the Contract is returned to Hartford within seven days after Contract delivery.

GLOSSARY OF SPECIAL TERMS

In this Prospectus, "we," "us," and "our" refer to Hartford Life Insurance Company. With respect to a group deferred annuity Contract, "you," "yours," and "Participant" refer to a person/persons who has/have been issued a Certificate. With respect to an individual annuity Contract, "you," "yours," and "Participant" refer to a person/persons who has/have been issued a Contract.

In addition, as used in this Prospectus, the following terms have the indicated meanings:

ACCOUNT VALUE: As of any date on which the New York Stock Exchange is open for business, the Account Value is the sum of the purchase payment and all interest earned to date less the sum of the Gross Surrender Value of any surrenders made to that date.

ANNUAL EFFECTIVE RATE OF INTEREST: At the beginning of a year, the rate of return an investment will earn during that year, where interest is not paid until the end of the year (i.e., no surrenders or interest surrenders are made during the year). If interest surrenders are taken more frequently than annually, the total interest for a given year will be less than the Annual Effective Rate of Interest times the Account Value at the beginning of the year.

ANNUITANT: The person upon whose life Annuity payments are issued.

ANNUITY COMMENCEMENT DATE: The date designated in the Contract or otherwise by the Participant on which annuity payments are to start.

BENEFICIARY: The person entitled to receive benefits per the terms of the Contract in case of the death of the Annuitant or the Participant or Joint Participant, as applicable.

COMPOUND INTEREST METHOD: The process of interest being reinvested to earn additional interest on a daily basis. This method results in an exponential calculation of daily interest.

CONTRACT: For a group annuity Contract, "Contract" means the Certificate evidencing a participating interest in the group annuity Contract as set forth in this Prospectus. Any reference in this Prospectus to "Contract" includes the underlying group annuity Contract. For an individual annuity Contract, "Contract" means that individual annuity contract.

CONTRACT DATE: The effective date of Participant's participation under the group annuity Contract, as designated in the Contract, or the date of issue of an individual annuity Contract.

CONTRACT YEAR: A continuous 12 month period commencing on the Contract Date and each anniversary thereof.

CONTINGENT ANNUITANT: The person so designated by the Participant, who upon the Annuitant's death, prior to the Annuity Commencement Date, becomes the Annuitant.

CURRENT RATE: The applicable interest rate contained in a schedule of rates established by us from time to time for various durations.

DUE PROOF OF DEATH: A certified copy of a death certificate, an order of a court of competent jurisdiction, a statement from a physician who attended the deceased or any other proof acceptable to Hartford.

GROSS SURRENDER VALUE: As of any date, that portion of the Account Value specified by you for a full or a partial surrender.

GUARANTEE PERIOD: The period for which either an initial Guarantee Rate or Subsequent Guarantee Rate is credited.

HARTFORD: Hartford Life Insurance Company.

GUARANTEE RATE: The rate of interest credited and compounded annually during the Guarantee Period.

IN WRITING: A written form satisfactory to us and received at our offices,
Attn.: Individual Product Services, P.O. Box 5085, Hartford, Connecticut 06102-5085.

MARKET VALUE ADJUSTMENT: A positive or negative financial adjustment made in connection with a full or partial surrender or annuitization during a Guarantee Period. The adjustment will reflect the relationship between the Current Rate for a new contract of the duration remaining in the Guarantee Period(s) at surrender or upon annuitization during a Guarantee Period and the interest rate for the Guarantee Period then applicable under the Contract.

NET SURRENDER VALUE: The amount payable to you on a full or partial surrender under the Contract after the application of any Contract charges and/or Market Value Adjustment.

NON-QUALIFIED CONTRACT: A Contract which is not classified as, or issued in connection with, a tax-qualified retirement plan using pre-tax dollars under the Internal Revenue Code of 1986, as amended (the "Code").

PURCHASE PAYMENT: The payment made to Hartford pursuant to the terms of the Contract.

QUALIFIED CONTRACT: A Contract which qualifies as, or issued in connection with, a tax-qualified retirement plan using pre-tax dollars under the Code, such as an employer-sponsored Section 401(k) plan or an eligible state deferred compensation plan under Section 457.

SUBSEQUENT GUARANTEE RATE: The rate of interest established by us for the applicable subsequent Guarantee Period.

HARTFORD LIFE INSURANCE COMPANY                                            7

-------------------------------------------------------------------------------

DESCRIPTION OF CONTRACTS

A. APPLICATION AND PURCHASE PAYMENT

To apply for a Contract, you must complete an application form or an order to purchase. The application, along with your purchase payment, must be submitted to Hartford for its approval.

The Contracts are issued within a reasonable time after the payment of a single purchase payment. You may not contribute additional purchase payments to a Contract in the future. You may, however, purchase additional Contracts, if you are an eligible individual, at then-prevailing Guarantee Rates and terms.

The minimum purchase payment for a Contract is $5,000 for Non- Qualified Contracts ($2,000 for Qualified Contracts). Hartford retains the right to limit the amount of the maximum purchase payment.

Your purchase payment becomes part of our general assets and is credited to an account we establish for you. We will generally confirm your purchase payment in writing within five business days of receipt. You start earning interest on your account the day the purchase payment is applied.

In the event that your application or an order to purchase is not properly completed, we will attempt to contact you in writing or by telephone. We will return the purchase payment three weeks after its receipt by us if the application or an order to purchase has not, by that time, been properly completed.

We no longer accept any incoming 403(b) exchanges or applications for 403(b) individual annuity Contracts.

B. ACCUMULATION PERIOD

1. INITIAL AND SUBSEQUENT GUARANTEE PERIODS

Upon application, you will select the duration of your Initial Guarantee Period from among those durations offered by us. The duration you select will determine your initial Guarantee Rate. Your purchase payment (less surrenders and less applicable premium taxes, if any) will earn interest at the initial Guarantee Rate which is an Annual Effective Rate of Interest. Interest is credited daily to your account using the Compound Interest Method. With compound interest, the total investment of principal and interest earned to date is invested at all times. You continue to earn interest on interest already earned. However, when surrenders are made during the year, interest on the amount of the surrenders is lost for the remainder of the year.

Set forth below is an illustration of how interest would be credited to your Account Value during each Guarantee Period, using a five year Guarantee Period. For the purpose of this example, we have made the assumptions.

No full or partial surrenders or pre-authorized distributions of interest during the entire five year period. A Market Value Adjustment, surrender charge, or both may apply to any such surrenders or distributions (see "Surrenders"). The hypothetical interest rates are illustrative only and are not intended to predict future interest rates to be declared under the contract. Actual interest rates declared for any given time may be more or less than those shown.

              EXAMPLE OF COMPOUNDING AT THE INITIAL GUARANTEE RATE

Beginning Account Value:    $50,000
Guarantee Period:           5 years
Guarantee Rate:             5.50% per annum

                                                                          END OF CONTRACT YEAR:
                                            YEAR 1             YEAR 2             YEAR 3             YEAR 4             YEAR 5
---------------------------------------------------------------------------------------------------------------------------------
Beginning Account Value                    $50,000.00
 (1+Guarantee Rate)                             1.055
                                           $52,750.00
Account Value at end of Contract Year 1                       $52,750.00
x (1+Guarantee Rate)                                               1.055
                                                              $55,651.25
Account Value at end of Contract Year 2                                          $55,651.25
x (1+Guarantee Rate)                                                                  1.055
                                                                                 $58,712.07
Account Value at end of Contract Year 3                                                             $58,712.07
x (1+Guarantee Rate)                                                                                     1.055
                                                                                                    $61,941.23
Account Value at end of Contract Year 4                                                                                $61,941.23
x (1+Guarantee Rate)                                                                                                        1.055
                                                                                                                       $65,348.00
Account Value at end of Guarantee                                                                                      $65,348.00
 Period

Total Interest Credited in                   $65,348.00 - 50,000.00 = $15,348.00
 Guarantee Period
Account Value at end of Guarantee            $50,000.00 + 15,348.00 = $65,348.00
 Period
Account Value after 180 days from        $50,000 x (1.055)(180/365) = $51,337.77
 the Contract Date

8                                            HARTFORD LIFE INSURANCE COMPANY

-------------------------------------------------------------------------------

Unless you elect to make a surrender (see "Surrenders"), a subsequent Guarantee Period will automatically commence at the end of a Guarantee Period. Each subsequent Guarantee Period will be of the same duration as the previous Guarantee Period unless you elect in writing, on any day within the 30 day period preceding the end of the current Guarantee Period, a Guarantee Period of a different duration from among those offered by us at that time. Under a program currently offered by Hartford, this 30-day period is extended to 90 days, however a Market Value Adjustment will apply to your current Account Value if you do not elect the subsequent Guarantee Period during the 30-day period preceding the end of the current Guarantee Period. Hartford may discontinue this program at any time.

In no event may subsequent Guarantee Periods extend beyond the Annuity Commencement Date then in effect. For example, if you are age 62 upon the expiration of a Guarantee Period and you have chosen age 65 as an Annuity Commencement Date, we will provide a three year Guarantee Period to equal the number of years remaining before your Annuity Commencement Date. Your Account Value will then earn interest at a Guarantee Rate which we have declared for that duration. The Guarantee Rate for the Guarantee Period automatically applied in these circumstances may be higher or lower than the Guarantee Rate for longer durations.

The Account Value at the beginning of any subsequent Guarantee Period will be equal to the Account Value at the end of the Guarantee Period just ending. This Account Value (less surrenders made after the beginning of the subsequent Guarantee Period) will earn interest compounded annually at the Subsequent Guarantee Rate.

Within 30 days preceding the end of a Guarantee Period, we will notify you that the current rate Guarantee Period is expiring.

2. ESTABLISHMENT OF GUARANTEE RATES AND CURRENT RATES

You will know the initial Guarantee Rate for the Guarantee Period you choose at the time you purchase your Contract. Current Rates will be established periodically along with the Guarantee Rates which will be applicable to subsequent Guarantee Periods. After the end of each Contract Year, we will send you a statement which will show (a) your Account Value as of the end of the preceding Contract Year, (b) all transactions regarding your Contract during the Contract Year, (c) your Account Value at the end of the current Contract Year, and (d) the rate of interest being credited to your Contract.

Hartford has no specific formula for determining the rate of interest that it will declare as Current Rates or Guarantee Rates in the future. The determination of Current Rates and Guarantee Rates may reflect, in part, the income anticipated from the types of debt instruments in which Hartford intends to invest the proceeds attributable to the Contracts. (See "Investments by Hartford"). In addition, Hartford's management may also consider various other factors in determining Current Rates and Guarantee Rates for given periods, including regulatory and tax requirements; sales commissions and administrative expenses borne by Hartford; general economic trends; and competitive factors.

Hartford's management will make the final determination as to Current Rates and Guarantee Rates to be declared. We cannot predict, nor can we guarantee, future current rates or guarantee rates.

3. SURRENDERS

    (a)  GENERAL

Full surrenders may be made under a Contract at any time. Partial surrenders may only be made if:

    i.   the Gross Surrender Value is at least $1,000; and

    ii. the remaining Account Value after the Gross Surrender Value has been deducted is at least $5,000.

In the case of all surrenders, the Account Value will be reduced by the Gross Surrender Value on the Surrender Date and the Net Surrender Value will be payable to you. The Net Surrender Value equals:

(A - B) x C, where:

A = the Gross Surrender Value;

B = the surrender charge plus any unpaid premium tax; and

C = the Market Value Adjustment.

Hartford will, upon request, inform you of the amount payable upon a full or partial surrender.

Any full, partial or special surrender may be subject to tax. (See "Federal Tax Considerations")

THERE ARE CERTAIN RESTRICTIONS ON SECTION 403(b) TAX-SHELTERED ANNUITIES. AS OF DECEMBER 31, 1988, ALL SECTION 403(b) ANNUITIES HAVE LIMITS ON FULL AND PARTIAL SURRENDERS. CONTRIBUTIONS TO THE CONTRACT MADE AFTER DECEMBER 31, 1988 AND ANY INCREASES IN CASH VALUE AFTER DECEMBER 31, 1988 MAY NOT BE DISTRIBUTED UNLESS THE CONTRACT OWNER/EMPLOYEE HAS: (A) ATTAINED AGE 59 1/2, (B) TERMINATED EMPLOYMENT, (C) DIED, (D) BECOME DISABLED, OR (E) EXPERIENCED FINANCIAL HARDSHIP.

WE NO LONGER ACCEPT ANY INCOMING 403(B) EXCHANGES OR APPLICATIONS FOR 403(B) INDIVIDUAL ANNUITY CONTRACTS.

DISTRIBUTIONS DUE TO FINANCIAL HARDSHIP OR SEPARATION FROM SERVICE MAY STILL BE SUBJECT TO A PENALTY TAX OF 10%.

HARTFORD WILL NOT ASSUME ANY RESPONSIBILITY IN DETERMINING WHETHER A SURRENDER IS PERMISSIBLE, WITH OR WITHOUT TAX PENALTY, IN ANY PARTICULAR SITUATION OR IN MONITORING SURRENDER REQUESTS

HARTFORD LIFE INSURANCE COMPANY                                            9

-------------------------------------------------------------------------------

REGARDING PRE- OR POST- JANUARY 1, 1989 ACCOUNT VALUES.

    (b) SURRENDER CHARGE

No deduction for a sales charge is made from the purchase payment when received. A surrender charge, however, may be deducted from the Gross Surrender Value (before application of any Market Value Adjustment) of any partial or full surrender made before the end of the seventh Contract Year regardless of the length of Guarantee Periods, as follows:

                          SURRENDER CHARGE AS
CONTRACT YEAR IN WHICH    PERCENTAGE OF GROSS
  SURRENDER IS MADE         SURRENDER VALUE
------------------------------------------------
          1                         7%
          2                         6%
          3                         5%
          4                         4%
          5                         3%
          6                         2%
          7                         1%
     Thereafter                     0%

No surrender charge will be made for surrenders after Contract Year 7 or certain surrenders effective at the end of a Guarantee Period. (See "Special Surrenders").

The surrender charge may be reduced if you are surrendering to purchase a variable annuity contract issued by Hartford or an affiliate of Hartford.

For example, assume you select an initial Guarantee Period of five years and then you take no action to change the duration of the second Guarantee Period, resulting in a second Guarantee Period also with a duration of five years. Any surrenders made during the sixth Contract Year will be subject to a two percent surrender charge even though you could have made a surrender of up to the Account Value at the end of the initial five year Guarantee Period which would not have been subject to a surrender charge.

    (c)  MARKET VALUE ADJUSTMENT

The amount payable on a partial or full surrender made during any Guarantee Period may be adjusted up or down by the application of the Market Value Adjustment. Where applicable, the Market Value Adjustment is applied to Gross Surrender Value, net of any surrender charge.

In the case of either a partial or full surrender, the Market Value Adjustment will reflect the relationship between the Current Rate for the duration remaining in the Guarantee Period at the time you request the surrender, and the Guarantee Rate then applicable to your Contract.

Generally, if your Guarantee Rate is lower than the applicable Current Rate, then the application of the Market Value Adjustment will reduce the payment upon surrender.

Similarly, if your Guarantee Rate is higher than the applicable Current Rate, the application of the Market Value Adjustment will increase the payment upon surrender.

For example, assume you purchase a Contract and select an initial Guarantee Period of ten years and our Guarantee Rate for that duration is 8% per annum. Assume that at the end of seven years you make a partial surrender. If the three year Current Rate is then 6%, the amount payable upon partial surrender will increase after the application of the Market Value Adjustment. On the other hand, if such Current Rate is higher than your Guarantee Rate (for example, 10%), the application of the Market Value Adjustment will cause a decrease in the amount payable to you upon this partial surrender.

Since Current Rates may reflect, in part, the investment yields available to Hartford (see "Investments By Hartford"), the Market Value Adjustment may also reflect, in part, the levels of such yields. It is possible, therefore, that should such yields increase significantly from the time you purchased your Contract, coupled with the application of the surrender charges, the amount you would receive upon a full surrender of your Contract could be less than your original purchase payment.

The formula for calculating the Market Value Adjustment is set forth in Appendix C, which also contains an additional illustration of the application of the Market Value Adjustment.

    (d) SPECIAL SURRENDERS

No surrender charge is imposed:

(1) Upon a surrender made at the end of the initial Guarantee Period, provided such surrender occurs on or after the end of the third Contract Year.

(2) Upon a surrender made at the end of any subsequent Guarantee Period, provided such surrender occurs on or after the end of the fifth Contract Year.

A request for surrender at the end of a Guarantee Period pursuant to (1) and (2) above must be received in writing by Hartford during the 30 day period preceding the end of that Guarantee Period. Under a program currently offered by Hartford, this period is extended to 90 days if you exchange your Contract for a variable or other annuity issued by Hartford or an affiliate. Hartford may discontinue or modify this program at any time.

(3) Upon the application of your Account Value to purchase an annuity on the Annuity Commencement Date. A Market Value Adjustment will be applied if the Annuity Commencement Date is not at the end of a Guarantee Period. To elect an Annuity Option, Hartford must receive your notice in writing at least 30 days before the end of that Guarantee Period.

In addition, we will send you any interest that has been credited during the prior 12 months if you so request in writing. No surrender charge or Market Value Adjustment will apply to such interest payments. Any such surrender may, however, be subject to tax.

10                                           HARTFORD LIFE INSURANCE COMPANY

-------------------------------------------------------------------------------

For certain tax-qualified plans, we reserve the right to offer by rider an extended surrender privilege, without imposing a surrender charge or Market Value Adjustment.

4. GUARANTEE PERIOD EXCHANGE OPTION

Once each Contract Year you may elect to transfer from your current rate Guarantee Period into a new rate Guarantee Period of a different duration. A Market Value Adjustment will be applied to your current Account Value at the time of transfer. There will be no surrender charge for this exchange. Surrender charges will continue to be based on time elapsed from the original Contract Date. While we currently do not impose a transfer charge, Hartford reserves the right to charge a fee of up to $50 for each transfer.

5. PREMIUM TAXES

A deduction is also made for premium taxes, if applicable, imposed by a state or other governmental entity, currently ranges from 0% - 3.5%. Some states assess the tax at the time purchase payments are made; others assess the tax when annuity payments begin. Hartford will pay premium taxes at the time imposed under applicable law. At its sole discretion, Hartford may deduct premium taxes at the time Hartford pays such taxes to the applicable taxing authorities, upon surrender, or when annuity payments commence.

6. DEATH BENEFIT

If the Annuitant dies before the Annuity Commencement Date and there is no designated Contingent Annuitant surviving, or if the Participant dies before the Annuity Commencement Date, the Death Benefit will be payable to the Beneficiary as determined under the Contract Control Provisions. With regard to Joint Participants, at the first death of a Joint Participant preceding the Annuity Commencement Date, the Beneficiary will be the surviving Participant, notwithstanding that the Designated Beneficiary may be different. The Death Benefit is calculated as of the date we receive at the offices of Hartford written notification of Due Proof of Death. The Death Benefit will equal the Account Value.

The Death Benefit may be taken in one sum, to be paid within six months after the date we receive Due Proof of Death, or under any of the Annuity Options available under the Contract; provided, however, that: (a) in the event of the death of a Participant prior to the Annuity Commencement Date, any Annuity Option selected must provide that any amount payable as a Death Benefit will be distributed within five years of the date of death; and (b) in the event of the death of a Participant or Annuitant which occurs on or after the Annuity Commencement Date, any remaining interest in the Contract will be paid at least as rapidly as under the method of distribution in effect at the time of death, or, if the benefit is payable over a period not extending beyond the life expectancy of the Beneficiary or over the life of the Beneficiary, such distribution must commence within one year of the date of death. In the event of the Participant's death, where the sole Beneficiary is the spouse of the Participant and the Annuitant or Contingent Annuitant is living, such sole Beneficiary may elect, in lieu of receiving the Death Benefit, to be treated as the Participant.

If the Contract is owned by a corporation or other non-individual, the Death Benefit payable upon the death of the Annuitant preceding the Annuity Commencement Date will be payable only as one sum or under the same Annuity Options and in the same manner as if an individual Contract Owner died on the date of the Annuitant's death.

Proceeds from the Death Benefit may be left with Hartford for a period not to exceed five years from the date of the Participant's death preceding the Annuity Commencement Date. The proceeds will remain in the same Guarantee Period and continue to earn the same interest rate as at the time of death. If the Guarantee Period ends before the end of the five year period, the Beneficiary may elect a new Guarantee Period with a duration closest to but not to exceed the time remaining in the period of five years from the date of the Participant's death. Full or partial surrenders may be made at any time. In the event of surrenders, the remaining value will equal the proceeds left with Hartford, minus any surrenders, plus any interest earned. A Market Value Adjustment will be applied to all surrenders except those occurring at the end of a Guarantee Period.

The Beneficiary of a non-qualified Contract or IRA may also elect the "Single Life Expectancy Only" option. This option allows the Beneficiary to take the Death Benefit in a series of payments spread over a period equal to the Beneficiary's remaining life expectancy. Distributions are calculated based on IRS life expectancy tables. This option is subject to different limitations and conditions depending on whether the Contract is non-qualified or an IRA.

7. PAYMENT UPON PARTIAL OR FULL SURRENDER

We may defer payment of any partial or full surrender for a period not exceeding six months from the date of our receipt of your notice of surrender or the period permitted by state insurance law, if less. We may defer a surrender payment more than 30 days and, if we do, we will pay interest of at least 4 1/2% per annum on the amount deferred. While all circumstances under which we could defer payment upon surrender may not be foreseeable at this time, such circumstances could include, for example, a time of an unusually high surrender rate under the Contracts, accompanied by a radical shift in interest rates. If we intend to withhold payment for more than 30 days, we will notify you in writing. We will not, however, defer payment for more than 30 days as to any surrender which is to be effective at the end of any Guarantee Period.

C. ANNUITY PERIOD

1. ELECTING THE ANNUITY COMMENCEMENT DATE AND FORM OF ANNUITY

Upon application for a Contract, you select an Annuity Commencement Date. Within 30 days preceding your Annuity Commencement Date you may elect to have all or a portion of your Net Surrender Value paid in a lump sum on your Annuity Commencement Date. Alternatively, or with respect to any portion of your Net Surrender Value not paid in a lump sum,

HARTFORD LIFE INSURANCE COMPANY                                           11

-------------------------------------------------------------------------------

you may elect, at least 30 days preceding the Annuity Commencement Date, to have your Account Value with a Market Value Adjustment, if applicable, or a portion thereof multiplied by the Market Value Adjustment (less applicable premium taxes, if any) applied on the Annuity Commencement Date under any of the Annuity Options described below. In the absence of such election, Account Value with a Market Value Adjustment, if applicable, will be applied on the Annuity Commencement Date under the Life Annuity with 120 Monthly Payments Certain. This Contract may not be surrendered for its Termination Value after the commencement of annuity payments, except with respect to proceeds from the Death Benefit remaining at Hartford.

2. CHANGE OF ANNUITY COMMENCEMENT DATE OR ANNUITY OPTION

You may change the Annuity Commencement Date and/or the Annuity Option from time to time, but any such change must be made in writing and received by us at least 30 days preceding the scheduled Annuity Commencement Date. Once Annuity Payouts begin, you cannot change the Annuity Payout Option. Also, the proposed Annuity Commencement Date may not be beyond the Annuitant's 90th birthday.

3. ANNUITY OPTIONS

Any one of the following Annuity Options may be elected:

LIFE ANNUITY

An annuity payable monthly during the lifetime of the Annuitant, and terminating with the last monthly payment due preceding the death of the Annuitant. It would be possible under this Option for an Annuitant to receive only one Annuity payment if he died preceding the due date of the second Annuity payment, two payments if he died before the due date of the third Annuity payment, and so on.

LIFE ANNUITY WITH 120, 180 OR 240 MONTHLY PAYMENTS CERTAIN

An annuity providing monthly income to the Annuitant for a fixed period of 120 months, 180 months or 240 months (as selected), and for as long thereafter as the Annuitant shall live.

CASH REFUND LIFE ANNUITY

An annuity payable monthly during the lifetime of the Annuitant, provided that, at the death of the Annuitant, the Beneficiary will receive an additional payment equal to (a) minus (b), where (a) is the Account Value applied on the Annuity Commencement Date under this Option and (b) is the dollar amount of annuity payments already paid.

JOINT AND LAST SURVIVOR LIFE ANNUITY

An annuity payable monthly during the joint lifetime of the Annuitant and a designated second person, and thereafter during the remaining lifetime of the survivor, ceasing with the last payment preceding the death of the survivor. It would be possible under this Option for the Annuitant, and designated second person in the event of the common or simultaneous death of the parties, to receive only one payment in the event of death preceding the due date for the second payment, and so on.

PAYMENTS FOR A DESIGNATED PERIOD

We will make Annuity Payments for the number of years that you select. You can select any number of years between 5 and 100 years minus the Annuitant's age. If, at the death of the Annuitant, Annuity Payments have been made for less than the time period selected, then the Beneficiary may elect to continue the remaining Annuity Payments or receive the commuted value in one sum.

The Tables in the Contract provide for guaranteed dollar amounts of monthly payments for each $1,000 applied under the five Annuity Options. Under the First, Second or Third Options, the amount of each payment will depend upon the age and sex of the Annuitant at the time the first payment is due. Under the Fourth Option, the amount of each payment will depend upon the sex of both payees and their ages at the time the first payment is due.

The Tables for the First, Second, Third and Fourth Options are based on the 1983a Individual Annuity Mortality Table, with ages set back one year and a net investment rate of 4% per annum. The table for the Fifth Option is based on a net investment rate of 4% per annum.

We may, from time to time, at our discretion if mortality appears more favorable and interest rates justify, apply other tables which will result in higher monthly payments for each $1,000 applied under one or more of the five Annuity Options.

IMPORTANT INFORMATION: YOU CANNOT SURRENDER YOUR CONTRACT ONCE ANNUITY PAYMENTS BEGIN.

FOR QUALIFIED CONTRACTS, IF YOU ELECT AN ANNUITY OPTION WITH 120, 180 OR 240 MONTHLY PAYMENTS CERTAIN, THE GUARANTEED NUMBER OF YEARS MUST BE LESS THAN THE LIFE EXPECTANCY OF THE ANNUITANT AT THE TIME THE ANNUITY PAYMENTS BEGIN. WE COMPUTE LIFE EXPECTANCY USING THE IRS MORTALITY TABLES.

AUTOMATIC ANNUITY PAYMENTS. If you do not elect an Annuity Option, annuity payments will automatically begin on the Annuity Commencement Date under the Life Annuity with 120 Monthly Payments Certain.

4. ANNUITY PAYMENT

The first payment under any Annuity Option will be made following the Annuity Commencement Date. Subsequent payments will be made on the same day in accordance with the manner of payment selected.

The option elected must result in a payment of an amount at least equal to the minimum payment amount according to Hartford's rules then in effect. If at any time payments are less than the minimum payment amount, Hartford has the right to change the frequency to an interval resulting in a payment at least equal to the minimum. If any amount due is less than the minimum per year, Hartford may make other arrangements that are equitable to the Annuitant.

12                                           HARTFORD LIFE INSURANCE COMPANY

-------------------------------------------------------------------------------

Once annuity payments have commenced, no surrender of the annuity benefit (including benefits under the Payments for a Designated Period Option) can be made for the purpose of receiving a lump sum settlement in lieu thereof.

5. DEATH OF ANNUITANT AFTER ANNUITY COMMENCEMENT DATE

In the event of the death of the Annuitant after the Annuity Commencement Date, the present values on the date of death of the current dollar amount of any remaining guaranteed payments will be paid in one sum to the Beneficiary unless other provisions shall have been made and approved by us. Calculations of such present value will be based on the interest rate that is used by us to determine the amount of each certain payment.

INVESTMENTS BY HARTFORD

Assets of Hartford must be invested in accordance with the requirements established by applicable state laws regarding the nature and quality of investments that may be made by life insurance companies and the percentage of their assets that may be committed to any particular type of investment. In general, these laws permit investments, within specified limits and subject to certain qualifications, in federal, state and municipal obligations, corporate bonds, preferred and common stocks, real estate mortgages, real estate and certain other investments.

Contract reserves will be accounted for in a non-unitized separate account. Contract Owners have no priority claims on assets accounted for in this separate account. All assets of Hartford, including those accounted for in this separate account, are available to meet the guarantees under the Contracts and are available to meet the general obligations of Hartford.

Nonetheless, in establishing Guarantee Rates and Current Rates, Hartford intends to take into account the yields available on the instruments in which it intends to invest the proceeds from the Contracts. (See "Establishment of Guarantee Rates and Current Rate"). Hartford's investment strategy with respect to the proceeds attributable to the Contracts will generally be to invest in investment-grade debt instruments having durations tending to match the applicable Guarantee Periods.

Investment-grade debt instruments in which Hartford intends to invest the proceeds from the Contracts include:

Securities issued by the United States Government or its agencies or instrumentalities, which issues may or may not be guaranteed by the United States Government.

Debt securities which have an investment grade, at the time of purchase, within the four highest grades assigned by Moody's Investors Services, Inc. (Aaa, Aa, A or Baa), Standard & Poor's Corporation (AAA, AA, A or BBB) or any other nationally recognized rating service.

Other debt instruments, including, but not limited to, issues of or guaranteed by banks or bank holding companies and corporations, which obligations, although not rated by Moody's Investors Services, Inc. or Standard & Poor's Corporation are deemed by Hartford's management to have an investment quality comparable to securities which may be purchased as stated above.

While the foregoing generally describes our investment strategy with respect to the proceeds attributable to the Contracts, we are not obligated to invest the proceeds attributable to the Contract according to any particular strategy, except as may be required by Connecticut and other state insurance laws.

AMENDMENT OF CONTRACTS

We reserve the right to amend the Contracts to meet the requirements of applicable federal or state laws or regulations. We will notify you in writing of any such amendments.

ASSIGNMENT OF CONTRACTS

Your rights as evidenced by a Contract may be assigned as permitted by applicable law. An assignment will not be binding upon us until we receive notice from you in writing. We assume no responsibility for the validity or effect of any assignment. You should consult your tax adviser regarding the tax consequences of an assignment.

DISTRIBUTION OF CONTRACTS

HOW CONTRACTS ARE SOLD -- We have entered into a distribution agreement with our affiliate Hartford Securities Distribution Company, Inc. ("HSD") under which HSD serves as the principal underwriter for the Contracts, which are offered on a continuous basis. HSD is registered with the Securities and Exchange Commission under the 1934 Act as a

HARTFORD LIFE INSURANCE COMPANY                                           13

-------------------------------------------------------------------------------

broker-dealer and is a member of Financial Industry Regulatory Authority (FINRA). The principal business address of HSD is the same as ours. PLANCO Financial Services, Inc., a subsidiary of Hartford Life Insurance Company, provides marketing support for us. Woodbury Financial Services, Inc. is another affiliated broker-dealer that sells this Contract.

HSD has entered into selling agreements with affiliated and unaffiliated broker-dealers, and financial institutions ("Financial Intermediaries") for the sale of the Contracts. We pay compensation to HSD for sales of the Contracts by Financial Intermediaries. HSD, in its role as principal underwriter, did not retain any underwriting commissions for the fiscal year ended December 31, 2007. Contracts will be sold by individuals who have been appointed by us as insurance agents and who are registered representatives of Financial Intermediaries ("Registered Representatives").

We list below types of arrangements that help to incentivize sales people to sell our products. These types of arrangements could be viewed as creating conflicts of interest.

Financial Intermediaries receive commissions (described below under "Commissions"). Certain selected Financial Intermediaries also receive additional compensation (described below under "Additional Payments"). All or a portion of the payments we make to Financial Intermediaries may be passed on to Registered Representatives according to a Financial Intermediaries' internal compensation practices.

Affiliated broker-dealers also employ individuals called "wholesalers" in the sales process. Wholesalers typically receive commissions based on the type of Contract or optional benefits sold. Commissions are based on a specified amount of Premium Payments or Contract Value.

COMMISSIONS

Up front commissions paid to Financial Intermediaries generally range from 1% to up to 7% of each Premium Payment you pay for your Contract. We may pay a lower commission for sales to people over age 80.

Commission arrangements vary from one Financial Intermediary to another. We are not involved in determining your Registered Representative's compensation. Under certain circumstances, your Registered Representative may be required to return all or a portion of the commissions paid.

Check with your Registered Representative to verify whether your account is a brokerage or an advisory account. Your interests may differ from ours and your Registered Representative (or the Financial Intermediary with which they are associated). Please ask questions to make sure you understand your rights and any potential conflicts of interest. If you are an advisory client, your Registered Representative (or the Financial Intermediary with which they are associated) can be paid both by you and by us based on what you buy. Therefore, profits, and your Registered Representative's (or their Financial Intermediary's) compensation, may vary by product and over time. Contact an appropriate person at your Financial Intermediary with whom you can discuss these differences.

ADDITIONAL PAYMENTS

Subject to FINRA and Financial Intermediary rules, we (or our affiliates) also pay the following types of fees to among other things encourage the sale of this Contract. These additional payments could create an incentive for your Registered Representative, and the Financial Intermediary with which they are associated, to recommend products that pay them more than others, which may not necessarily be to your benefit.

ADDITIONAL
PAYMENT TYPE                                                            WHAT IT'S USED FOR
---------------------------------------------------------------------------------------------------------------------------------
Access                            Access to Registered Representatives and/or Financial Intermediaries such as one-on-one wholesaler visits or attendance at national sales meetings or similar events.
Gifts & Entertainment             Occasional meals and entertainment, tickets to sporting events and other gifts.
Marketing                         Joint marketing campaigns and/or Financial Intermediary event advertising/ participation;
                                  sponsorship of Financial Intermediary sales contests and/or promotions in which participants
                                  (including Registered Representatives) receive prizes such as travel awards, merchandise and recognition; client generation expenses.
Marketing Expense Allowances      Pay Fund related parties for wholesaler support, training and marketing activities for certain
                                  Funds.
Support                           Sales support through such things as providing hardware and software, operational and systems integration, links to our website from a Financial Intermediary's websites; shareholder services (including sub-accounting sponsorship of Financial Intermediary due diligence meetings; and/or expense allowances and reimbursements.
Training                          Educational (due diligence), sales or training seminars, conferences and programs, sales and service desk training, and/or client or prospect seminar sponsorships.
Visibility                        Inclusion of our products on a Financial Intermediary's "preferred list"; participation in, or visibility at, national and regional conferences; and/or articles in Financial Intermediary publications highlighting our products and services.
Volume                            Pay for the overall volume of their sales or the amount of money investing in our products.

14                                           HARTFORD LIFE INSURANCE COMPANY

-------------------------------------------------------------------------------

As of December 31, 2007, we have entered into ongoing contractual arrangements to make Additional Payments to the following Financial Intermediaries for our entire suite of variable annuities: A.G. Edwards & Sons, Inc., AIG Advisors Group, Inc., (Advantage Capital, AIG Financial Advisors, American General, FSC Securities Corporation, Royal Alliance Assoc., Inc.), Bancwest Investment Services, Inc., Cadaret, Grant & Co., Inc., Capital Analyst Inc., Centaurus Financial, Inc., Citigroup, Inc. (various divisions and affiliates), Comerica Securities, Commonwealth Financial Network, Compass Brokerage, Inc., Crown Capital Securities, L.P., Cuna Brokerage Services, Inc., Cuso Financial Services, L.P., Edward D. Jones & Co., L.P., FFP Securities, Inc., First Allied Securities, Inc., First Citizens Investor Services, First Montauk Securities Corp., First Tennessee Bank, First Tennessee Brokerage, Inc., Frost Brokerage Services, Inc., Great American Advisors, Inc., H. Beck, Inc., H.D. Vest Investment Services (subsidiary of Wells Fargo & Company), Harbour Investments, Inc., Heim & Young Securities, Huntington Investment Company, Independent Financial Group LLC, Infinex Financial Group, ING Advisors Network, (Financial Network Services (or Investment) Corp., ING Financial Partners, Multi-Financial Securities, Primevest Financial Services, Inc.,), Investacorp, Inc. , Investment Professionals, Inc., Investors Capital Corp., J.J.B. Hilliard, James T. Borello & Co., Janney Montgomery Scott, Inc., Jefferson Pilot Securities Corporation, Key Investment Services, LaSalle Financial Services, Inc., Lincoln Financial Advisors Corp. (marketing name for Lincoln National Corp.), LPL Financial Corporation, M&T Securities, Inc., Merrill Lynch Pierce Fenner & Smith, Morgan Keegan & Company, Inc., Morgan Keegan FID Division, Morgan Stanley & Co., Inc. (various divisions and affiliates), Mutual Service Corporation, NatCity Investments, National Planning Holdings (Invest Financial Corp., Investment Centers of America, Inc., National Planning Corp., SII Investments, Inc.), Newbridge Securities Corp., NEXT Financial Group, Inc., NFP Securities, Inc., Pension Planners Securities, Inc., Prime Capital Services, Inc., Prospera Financial Services, Inc., Raymond James & Associates, Inc., Raymond James FID Division, Raymond James Financial Services, RBC Dain FID Division, RBC Dain Rauscher Inc., RDM Investment Svcs Inc., Robert W. Baird & Co. Inc., Securities America, Inc., Sigma Financial Corporation, Sorrento Pacific, Stifel Nicolaus & Company, Incorporated, Summit Brokerage Services Inc., Sun Trust Bank, TFS Securities, Inc., The Investment Center, Inc., Thurston, Springer, Miller, Herd & Titak, Inc., Triad Advisors, Inc., U.S. Bancorp Investments, Inc., UBOC Investment Services, Inc. (Union Bank of California, N.A.), UBS Financial Services, Inc., Uvest Financial Services Group Inc., Vanderbilt Securities, LLC, Wachovia Securities, LLC (various divisions), Walnut Street Securities, Inc., Wells Fargo Brokerage Services, L.L.C., WaMu Investments, Inc., Woodbury Financial Services, Inc. (an affiliate of ours), XCU Capital Corporation, Inc.

Inclusion on this list does not imply that these sums necessarily constitute "special cash compensation" as defined by FINRA Conduct Rule 2830(l)(4). We will endeavor to update this listing annually and interim arrangements may not be reflected. We assume no duty to notify any investor whether their Registered Representative is or should be included in any such listing.

As of December 31, 2007, we have entered into arrangements to pay Marketing Expense Allowances to the following Fund Companies (or affiliated parties) for our entire suite of variable annuities: AIM Advisors, Inc., AllianceBernstein Variable Products Series Funds & Alliance Bernstein Investment Research and Management, Inc., American Variable Insurance Series & Capital Research and Management Company, Franklin Templeton Services, LLC, Oppenheimer Variable Account Funds & Oppenheimer Funds Distributor, Inc., Putnam Retail Management Limited Partnership. Marketing Expense Allowances may vary based on the form of Contract sold and the age of the purchaser. We will endeavor to update this listing annually and interim arrangements may not be reflected. We assume no duty to notify you whether any Financial Intermediary is or should be included in any such listing. You are encouraged to review the prospectus for each Fund for any other compensation arrangements pertaining to the distribution of Fund shares.

For the fiscal year ended December 31, 2007, Additional Payments did not in the aggregate exceed approximately $66.4 million (excluding corporate-sponsorship related perquisites and Marketing Expense Allowances) or approximately 0.06% of average total individual variable annuity assets. Marketing Expense Allowances for this period did not exceed $15.8 million or approximately 0.25% of the Premium Payments invested in a particular Fund during this period.

FEDERAL TAX CONSIDERATIONS

What are some of the federal tax consequences which affect these Contracts?

A. INTRODUCTION

The following summary of tax rules does not provide or constitute any tax advice. It provides only a general discussion of certain of the expected federal income tax consequences with respect to amounts contributed to, invested in or received from a Contract, based on our understanding of the existing provisions of the Code, Treasury Regulations thereunder, and public interpretations thereof by the IRS (e.g., Revenue Rulings, Revenue Procedures or Notices) or by published court decisions. This summary discusses only certain federal income tax consequences to United States Persons, and does not discuss state, local or foreign tax consequences. The term United States Persons means citizens or residents of the United States, domestic corporations, domestic partnerships, trust or estates that are subject to United States federal income tax, regardless of the source of their income. See "Annuity Purchases by Nonresident Aliens and Foreign Corporations," regarding annuity purchases by non-U.S. citizens or residents.

HARTFORD LIFE INSURANCE COMPANY                                           15

-------------------------------------------------------------------------------

This summary has been prepared by us after consultation with tax counsel, but no opinion of tax counsel has been obtained. We do not make any guarantee or representation regarding any tax status (e.g., federal, state, local or foreign) of any Contract or any transaction involving a Contract. In addition, there is always a possibility that the tax treatment of an annuity contract could change by legislation or other means (such as regulations, rulings or judicial decisions). Moreover, it is always possible that any such change in tax treatment could be made retroactive (that is, made effective prior to the date of the change). Accordingly, you should consult a qualified tax adviser for complete information and advice before purchasing a Contract.

In addition, this discussion does not address many of the tax consequences if you use the Contract in various arrangements, including Charitable Remainder Trusts, tax-qualified retirement arrangements, deferred compensation plans, split-dollar insurance arrangements, or other employee benefit arrangements. The tax consequences of any such arrangement may vary depending on the particular facts and circumstances of each individual arrangement and whether the arrangement satisfies certain tax qualification or classification requirements. In addition, the tax rules affecting such an arrangement may have changed recently, e.g., by legislation or regulations that affect compensatory or employee benefit arrangements. Therefore, if you are contemplating the use of a Contract in any arrangement the value of which to you depends in part on its tax consequences, you should consult a qualified tax adviser regarding the tax treatment of the proposed arrangement and of any Contract used in it.

THE DISCUSSION SET FORTH BELOW IS INCLUDED FOR GENERAL PURPOSES ONLY. SPECIAL TAX RULES MAY APPLY WITH RESPECT TO CERTAIN SITUATIONS THAT ARE NOT DISCUSSED HEREIN. EACH POTENTIAL PURCHASER OF A CONTRACT IS ADVISED TO CONSULT WITH A QUALIFIED TAX ADVISER AS TO THE CONSEQUENCES OF ANY AMOUNTS INVESTED IN A CONTRACT UNDER APPLICABLE FEDERAL, STATE, LOCAL OR FOREIGN TAX LAW.

B. TAXATION OF HARTFORD

Hartford is taxed as a life insurance company under Subchapter L of Chapter 1 of the Code. The assets underlying the Contracts will be owned by Hartford. The income earned on such assets will be Hartford's income.

C. TAXATION OF ANNUITIES -- GENERAL PROVISIONS AFFECTING CONTRACTS NOT HELD IN TAX-QUALIFIED RETIREMENT PLANS

Section 72 of the Code governs the taxation of annuities in general.

    1.   NON-NATURAL PERSONS AS OWNERS

Pursuant to Code Section 72(u), an annuity contract held by a taxpayer other than a natural person generally is not treated as an annuity contract under the Code. Instead, such a non-natural Contract Owner generally could be required to include in gross income currently for each taxable year the excess of (a) the sum of the Contract Value as of the close of the taxable year and all previous distributions under the Contract over (b) the sum of net premiums paid for the taxable year and any prior taxable year and the amount includable in gross income for any prior taxable year with respect to the Contract under Section 72(u). However, Section 72(u) does not apply to:

- A contract the nominal owner of which is a non-natural person but the beneficial owner of which is a natural person (e.g., where the non-natural owner holds the contract as an agent for the natural person),

- A contract acquired by the estate of a decedent by reason of such decedent's death,

- Certain contracts acquired with respect to tax-qualified retirement arrangements,

- Certain contracts held in structured settlement arrangements that may qualify under Code Section 130, or

- A single premium immediate annuity contract under Code Section 72(u)(4), which provides for substantially equal periodic payments and an annuity starting date that is no later than 1 year from the date of the contract's purchase.

A non-natural Contract Owner that is a tax-exempt entity for federal tax purposes (e.g., a tax-qualified retirement trust or a Charitable Remainder Trust) generally would not be subject to federal income tax as a result of such current gross income under Code Section 72(u). However, such a tax-exempt entity, or any annuity contract that it holds, may need to satisfy certain tax requirements in order to maintain its qualification for such favorable tax treatment. See, e.g., IRS Tech. Adv. Memo. 9825001 for certain Charitable Remainder Trusts.

Pursuant to Code Section 72(s), if the Contract Owner is a non-natural person, the primary annuitant is treated as the "holder" in applying the required distribution rules described below. These rules require that certain distributions be made upon the death of a "holder." In addition, for a non-natural owner, a change in the primary annuitant is treated as the death of the "holder." However, the provisions of Code Section 72(s) do not apply to certain contracts held in tax-qualified retirement arrangements or structured settlement arrangements.

    2.     OTHER CONTRACT OWNERS (NATURAL PERSONS).

A Contract Owner is not taxed on increases in the value of the Contract until an amount is received or deemed received, e.g., in the form of a lump sum payment (full or partial value of a Contract) or as Annuity payments under the settlement option elected.

16                                           HARTFORD LIFE INSURANCE COMPANY

-------------------------------------------------------------------------------

Except as provided below, upon the death of the Contract Owner prior to the Annuity Commencement Date, if the designated beneficiary is the surviving spouse of the Contract Owner; (a) or the civil union partner of the Contract Owner in a civil union established under applicable state law (or any law succeeding or replacing such statute(s)); or (b) the civil union partner or member of a similar same sex relationship under the law of any state; and the Annuitant or Joint Annuitant, if any, is alive, then such designated beneficiary may continue the Contract as the succeeding Contract Owner. The right of the designated beneficiary (as spouse or civil union partner) to continue the Contract is contingent upon the treatment of the designated beneficiary as the "holder" of the Contract in accordance with the provisions of section 72(s)(3) of the Code (which under current tax law is limited to different sex spouses). In the event that the designated beneficiary continues the Contract, the distribution requirements of Code section 72(s) will only arise upon the death of such designated beneficiary, unless the designated beneficiary elects not to continue the Contract. If the designated beneficiary is not treated as the "holder" under section 72(s)(3) of the Code (as is the case under current federal tax law for a civil union partner), the distribution requirements of Code section 72(s)(1) and
(2) outlined above shall apply at the time of the Contract Owner's death and the entire interest in the Contract must be distributed within five years of the Contract Owner's death or under the Alternative Election. Contract continuation under this provision may take effect only once with respect to this Contract.

The provisions of Section 72 of the Code concerning distributions are summarized briefly below. Also summarized are special rules affecting distributions from Contracts obtained in a tax-free exchange for other annuity contracts or life insurance contracts which were purchased prior to August 14, 1982.

        a.   DISTRIBUTIONS PRIOR TO THE ANNUITY COMMENCEMENT DATE.

i. Total premium payments less amounts received which were not includable in gross income equal the "investment in the contract" under Section 72 of the Code.

ii. To the extent that the value of the Contract (ignoring any surrender charges except on a full surrender) exceeds the "investment in the contract," such excess constitutes the "income on the contract." It is unclear what value should be used in determining the "income on the contract." We believe that the current Contract Value (determined without regard to surrender charges) generally is an appropriate measure. However, in some instances the IRS could take the position that the value should be the current Contract Value (determined without regard to surrender charges) increased by some measure of the value of certain future cash-value type benefits.

iii. Any amount received or deemed received prior to the Annuity Commencement Date (e.g., upon a withdrawal or partial surrender) is deemed to come first from any such "income on the contract" and then from "investment in the contract," and for these purposes such "income on the contract" shall be computed by reference to any aggregation rule in subparagraph 2.c. below. As a result, any such amount received or deemed received (1) shall be includable in gross income to the extent that such amount does not exceed any such "income on the contract," and (2) shall not be includable in gross income to the extent that such amount does exceed any such "income on the contract." If at the time that any amount is received or deemed received there is no "income on the contract" (e.g., because the gross value of the Contract does not exceed the "investment in the contract" and no aggregation rule applies), then such amount received or deemed received will not be includable in gross income, and will simply reduce the "investment in the contract."

iv. The receipt of any amount as a loan under the Contract or the assignment or pledge of any portion of the value of the Contract shall be treated as an amount received for purposes of this subparagraph a. and the next subparagraph b.

v. In general, the transfer of the Contract, without full and adequate consideration, will be treated as an amount received for purposes of this subparagraph a. and the next subparagraph b. This transfer rule does not apply, however, to certain transfers of property between spouses or incident to divorce.

        b.  DISTRIBUTIONS AFTER ANNUITY COMMENCEMENT DATE.

Annuity payments made periodically after the Annuity Commencement Date are includable in gross income to the extent the payments exceed the amount determined by the application of the ratio of the "investment in the contract" to the total amount of the payments to be made after the Annuity Commencement Date (the "exclusion ratio").

i. When the total of amounts excluded from income by application of the exclusion ratio is equal to the investment in the contract as of the Annuity Commencement Date, any additional payments (including surrenders) will be entirely includable in gross income.

ii. If the annuity payments cease by reason of the death of the Annuitant and, as of the date of death, the amount of annuity payments excluded from gross income by the exclusion ratio does not exceed the investment in the contract as of the Annuity Commencement Date, then the remaining portion of unrecovered investment shall be allowed as a deduction for the last taxable year of the Annuitant.

iii. Generally, nonperiodic amounts received or deemed received after the Annuity Commencement Date are not entitled to any exclusion ratio and shall be fully includable in gross income. However, upon a full surrender after such date, only the excess of the amount received (after

HARTFORD LIFE INSURANCE COMPANY                                           17

-------------------------------------------------------------------------------

      any surrender charge) over the remaining "investment in the contract" shall be includable in gross income (except to the extent that the aggregation rule referred to in the next subparagraph c. may apply).

        c.   AGGREGATION OF TWO OR MORE ANNUITY CONTRACTS.

Contracts issued after October 21, 1988 by the same insurer (or affiliated insurer) to the same owner within the same calendar year (other than certain contracts held in connection with tax-qualified retirement arrangements) will be aggregated and treated as one annuity contract for the purpose of determining the taxation of distributions prior to the Annuity Commencement Date. An annuity contract received in a tax-free exchange for another annuity contract or life insurance contract may be treated as a new contract for this purpose. We believe that for any Contracts subject to such aggregation, the values under the Contracts and the investment in the contracts will be added together to determine the taxation under subparagraph 2.a., above, of amounts received or deemed received prior to the Annuity Commencement Date. Withdrawals will be treated first as withdrawals of income until all of the income from all such Contracts is withdrawn. In addition, the Treasury Department has specific authority under the aggregation rules in Code Section 72(e)(12) to issue regulations to prevent the avoidance of the income-out-first rules for non-periodic distributions through the serial purchase of annuity contracts or otherwise. As of the date of this prospectus, there are no regulations interpreting these aggregation provisions.

        d. 10% PENALTY TAX -- APPLICABLE TO CERTAIN WITHDRAWALS AND ANNUITY PAYMENTS.

i. If any amount is received or deemed received on the Contract (before or after the Annuity Commencement Date), the Code applies a penalty tax equal to ten percent of the portion of the amount includable in gross income, unless an exception applies.

ii.  The 10% penalty tax will not apply to the following distributions:

        1. Distributions made on or after the date the recipient has attained the age of 59 1/2.

        2. Distributions made on or after the death of the holder or where the holder is not an individual, the death of the primary annuitant.

        3.   Distributions attributable to a recipient's becoming disabled.

        4. A distribution that is part of a scheduled series of substantially equal periodic payments (not less frequently than annually) for the life (or life expectancy) of the recipient (or the joint lives or life expectancies of the recipient and the recipient's designated Beneficiary).

        5. Distributions made under certain annuities issued in connection with structured settlement agreements.

        6. Distributions of amounts which are allocable to the "investment in the contract" prior to August 14, 1982 (see next subparagraph e.).

        7. Distributions purchased by an employer upon termination of certain qualified plans and held by the employer until the employee separates from service.

If the taxpayer avoids this 10% penalty tax by qualifying for the substantially equal periodic payments exception and later such series of payments is modified (other than by death or disability), the 10% penalty tax will be applied retroactively to all the prior periodic payments (i.e., penalty tax plus interest thereon), unless such modification is made after both (a) the taxpayer has reached age 59 1/2 and (b) 5 years have elapsed since the first of these periodic payments.

        e. SPECIAL PROVISIONS AFFECTING CONTRACTS OBTAINED THROUGH A TAX-FREE EXCHANGE OF OTHER ANNUITY OR LIFE INSURANCE CONTRACTS PURCHASED PRIOR TO AUGUST 14, 1982.

If the Contract was obtained by a tax-free exchange of a life insurance or annuity Contract purchased prior to August 14, 1982, then any amount received or deemed received prior to the Annuity Commencement Date shall be deemed to come
(1) first from the amount of the "investment in the contract" prior to August 14, 1982 ("pre-8/14/82 investment") carried over from the prior Contract, (2) then from the portion of the "income on the contract" (carried over to, as well as accumulating in, the successor Contract) that is attributable to such pre-8/14/82 investment, (3) then from the remaining "income on the contract" and
(4) last from the remaining "investment in the contract." As a result, to the extent that such amount received or deemed received does not exceed such pre-8/14/82 investment, such amount is not includable in gross income. In addition, to the extent that such amount received or deemed received does not exceed the sum of (a) such pre-8/14/82 investment and (b) the "income on the contract" attributable thereto, such amount is not subject to the 10% penalty tax. In all other respects, amounts received or deemed received from such post-exchange Contracts are generally subject to the rules described in this subparagraph e.

        f.   REQUIRED DISTRIBUTIONS.

i.   Death of Contract Owner or Primary Annuitant

      Subject to the alternative election or spouse beneficiary provisions in ii or iii below:

        1. If any Contract Owner dies on or after the Annuity Commencement Date and before the entire interest in the Contract has been distributed, the remaining portion of such interest shall be distributed at least as rapidly as under the method of distribution being used as of the date of such death;

        2. If any Contract Owner dies before the Annuity Commencement Date, the entire interest in the Contract shall be distributed within 5 years after such death; and

18                                           HARTFORD LIFE INSURANCE COMPANY

-------------------------------------------------------------------------------

        3. If the Contract Owner is not an individual, then for purposes of 1. or 2. above, the primary annuitant under the Contract shall be treated as the Contract Owner, and any change in the primary annuitant shall be treated as the death of the Contract Owner. The primary annuitant is the individual, the events in the life of whom are of primary importance in affecting the timing or amount of the payout under the Contract.

ii.  Alternative Election to Satisfy Distribution Requirements

      If any portion of the interest of a Contract Owner described in i. above is payable to or for the benefit of a designated beneficiary, such beneficiary may elect to have the portion distributed over a period that does not extend beyond the life or life expectancy of the beneficiary. Such distributions must begin within a year of the Contract Owner's death.

iii.  Spouse Beneficiary

      If any portion of the interest of a Contract Owner is payable to or for the benefit of his or her spouse, and the Annuitant or Contingent Annuitant is living, such spouse shall be treated as the Contract Owner of such portion for purposes of section i. above. This spousal contract continuation shall apply only once for this contract.

        g.   ADDITION OF RIDER OR MATERIAL CHANGE

The addition of a rider to the Contract, or a material change in the Contract's provisions, could cause it to be considered newly issued or entered into for tax purposes, and thus could cause the Contract to lose certain grandfathered tax status. Please contact your tax adviser for more information.

        h.  PARTIAL EXCHANGES

The IRS in Rev. Rul. 2003-76 has confirmed that the owner of an annuity contract can direct its insurer to transfer a portion of the contract's cash value directly to another annuity contract (issued by the same insurer or by a different insurer), and such a direct transfer can qualify for tax-free exchange treatment under Code Section 1035 (a "partial exchange"). However, Rev. Rul. 2003-76 also refers to caveats and additional guidance in the companion Notice 2003-51, which discusses cases in which a partial exchange is followed by a surrender, withdrawal or other distribution from either the old contract or the new contract. Notice 2003-51 specifically indicates that the IRS is considering
(1) under what circumstances it should treat a partial exchange followed by such a distribution within 24 months as presumptively for "tax avoidance" purposes (e.g., to avoid the income-out-first rules on amounts received under Code
Section 72) and (2) what circumstances it should treat as rebutting such a presumption (e.g., death, disability, reaching age 59 1/2, divorce or loss of employment). Accordingly, we advise you to consult with a qualified tax adviser as to potential tax consequences before attempting any partial exchange.

D. FEDERAL INCOME TAX WITHHOLDING

The portion of an amount received under a Contract that is taxable gross income to the recipient is also subject to federal income tax withholding, pursuant to Code Section 3405, which requires the following:

        1. Non-Periodic Distributions. The portion of a non-periodic distribution that is includable in gross income is subject to federal income tax withholding unless the recipient elects not to have such tax withheld ("election out"). We will provide such an "election out" form at the time such a distribution is requested. If the necessary "election out" forms are not submitted to us in a timely manner, we are required to withhold 10 percent of the includable amount of distribution and remit it to the IRS.

        2. Periodic Distributions (payable over a period greater than one year). The portion of a periodic distribution that is includable in gross income is subject to federal income tax withholding as if the recipient were married claiming 3 exemptions, unless the recipient elects otherwise. A recipient may elect out of such withholding, or elect to have income tax withheld at a different rate, by providing a completed election form. We will provide such an election form at the time such a distribution is requested. If the necessary "election out" forms are not submitted to us in a timely manner, we are required to withhold tax as if the recipient were married claiming 3 exemptions, and remit the tax to the IRS.

Generally no "election out" is permitted if the distribution is delivered outside the United States and any possession of the United States regardless of any "election out" (or any amount of tax actually withheld) on an amount received from a Contract, the recipient is generally liable for any failure to pay the full amount of tax due on the includable portion of such amount received. You also may be required to pay penalties under the estimated income tax rules, if your withholding and estimated tax payments are insufficient to satisfy your total tax liability.

E. GENERAL PROVISIONS AFFECTING QUALIFIED RETIREMENT PLANS

The Contract may be used for a number of qualified retirement plans. If the Contract is being purchased with respect to some form of qualified retirement plan, please refer to Appendix I for information relative to the types of plans for which it may be used and the general explanation of the tax features of such plans.

F. ANNUITY PURCHASES BY NONRESIDENT ALIENS AND FOREIGN CORPORATIONS

The discussion above provides general information regarding U.S. federal income tax consequences to annuity purchasers that are U.S. citizens or residents. Purchasers that are not U.S. citizens or residents will generally be subject to U.S. federal income tax and withholding on taxable annuity distributions at a 30% rate, unless a lower treaty rate applies and any required

HARTFORD LIFE INSURANCE COMPANY                                           19

-------------------------------------------------------------------------------

tax forms are submitted to us. If withholding tax applies, we are required to withhold tax at a 30% rate, or a lower treaty rate if applicable, and remit it to the IRS. In addition, purchasers may be subject to state premium tax, other state and/or municipal taxes, and taxes that may be imposed by the purchaser's country of citizenship or residence.

G. ESTATE, GIFT AND GENERATION-SKIPPING TAX AND RELATED TAX CONSIDERATIONS

Any amount payable upon a Contract Owner's death, whether before or after the Annuity Commencement Date, is generally includable in the Contract Owner's estate for federal estate tax purposes. Similarly, prior to the Contract Owner's death, the payment of any amount from the Contract, or the transfer of any interest in the Contract, to a beneficiary or other person for less than adequate consideration may have federal gift tax consequences. In addition, any transfer to, or designation of, a non-spouse beneficiary who either is (1) 37 1/2 or more years younger than a Contract Owner or (2) a grandchild (or more remote further descendent) of a Contract Owner may have federal generation-skipping-transfer ("GST") tax consequences under Code Section 2601. Regulations under Code Section 2662 may require us to deduct any such GST tax from your Contract, or from any applicable payment, and pay it directly to the IRS. However, any federal estate, gift or GST tax payment with respect to a Contract could produce an offsetting income tax deduction for a beneficiary or transferee under Code Section 691(c) (partially offsetting such federal estate or GST tax) or a basis increase for a beneficiary or transferee under Code
Section 691(c) or Section 1015(d). In addition, as indicated above in "Distributions Prior to the Annuity Commencement Date," the transfer of a Contract for less than adequate consideration during the Contract Owner's lifetime generally is treated as producing an amount received by such Contract Owner that is subject to both income tax and the 10% penalty tax. To the extent that such an amount deemed received causes an amount to be includable currently in such Contract Owner's gross income, this same income amount could produce a corresponding increase in such Contract Owner's tax basis for such Contract that is carried over to the transferee's tax basis for such Contract under Code
Section 72(e)(4)(C)(iii) and Section 1015.

INFORMATION REGARDING TAX-QUALIFIED RETIREMENT PLANS

This summary does not attempt to provide more than general information about the federal income tax rules associated with use of a Contract by a tax-qualified retirement plan. State income tax rules applicable to tax-qualified retirement plans often differ from federal income tax rules, and this summary does not describe any of these differences. Because of the complexity of the tax rules, owners, participants and beneficiaries are encouraged to consult their own tax advisors as to specific tax consequences.

The Contracts are available to a variety of tax-qualified retirement plans and arrangements (a "Qualified Plan" or "Plan"). Tax restrictions and consequences for Contracts or accounts under each type of Qualified Plan differ from each other and from those for Non-Qualified Contracts. In addition, individual Qualified Plans may have terms and conditions that impose additional rules. Therefore, no attempt is made herein to provide more than general information about the use of the Contract with the various types of Qualified Plans. Participants under such Qualified Plans, as well as Contract Owners, annuitants and beneficiaries, are cautioned that the rights of any person to any benefits under such Qualified Plans may be subject to terms and conditions of the Plans themselves or limited by applicable law, regardless of the terms and conditions of the Contract issued in connection therewith. Qualified Plans generally provide for the tax deferral of income regardless of whether the Qualified Plan invests in an annuity or other investment. You should consider if the Contract is a suitable investment if you are investing through a Qualified Plan.

THE FOLLOWING IS ONLY A GENERAL DISCUSSION ABOUT TYPES OF QUALIFIED PLANS FOR WHICH THE CONTRACTS MAY BE AVAILABLE. WE ARE NOT THE PLAN ADMINISTRATOR FOR ANY QUALIFIED PLAN. THE PLAN ADMINISTRATOR OR CUSTODIAN, WHICHEVER IS APPLICABLE, (BUT NOT US) IS RESPONSIBLE FOR ALL PLAN ADMINISTRATIVE DUTIES INCLUDING, BUT NOT LIMITED TO, NOTIFICATION OF DISTRIBUTION OPTIONS, DISBURSEMENT OF PLAN BENEFITS, HANDLING ANY PROCESSING AND ADMINISTRATION OF QUALIFIED PLAN LOANS, COMPLIANCE REGULATORY REQUIREMENTS AND FEDERAL AND STATE TAX REPORTING OF INCOME/DISTRIBUTIONS FROM THE PLAN TO PLAN PARTICIPANTS AND, IF APPLICABLE, BENEFICIARIES OF PLAN PARTICIPANTS AND IRA CONTRIBUTIONS FROM PLAN PARTICIPANTS. OUR ADMINISTRATIVE DUTIES ARE LIMITED TO ADMINISTRATION OF THE CONTRACT AND ANY DISBURSEMENTS OF ANY CONTRACT BENEFITS TO THE OWNER, ANNUITANT OR BENEFICIARY OF THE CONTRACT, AS APPLICABLE. OUR TAX REPORTING RESPONSIBILITY IS LIMITED TO FEDERAL AND STATE TAX REPORTING OF INCOME/DISTRIBUTIONS TO THE APPLICABLE PAYEE AND IRA CONTRIBUTIONS FROM THE OWNER OF A CONTRACT, AS RECORDED ON OUR BOOKS AND RECORDS. IF YOU ARE PURCHASING A QUALIFIED CONTRACT, YOU SHOULD CONSULT WITH YOUR PLAN ADMINISTRATOR AND/OR A QUALIFIED TAX ADVISER. YOU ALSO SHOULD CONSULT WITH A QUALIFIED TAX ADVISER AND/OR PLAN ADMINISTRATOR BEFORE YOU WITHDRAW ANY PORTION OF YOUR CONTRACT VALUE.

The tax rules applicable to Qualified Contracts and Qualified Plans, including restrictions on contributions and distributions, taxation of distributions and tax penalties, vary according to the type of Qualified Plan, as well as the terms and conditions of the Plan itself. Various tax penalties may apply to contributions in excess of specified limits, plan distributions (including loans) that do not comply with specified limits, and certain other transactions relating to such Plans. Accordingly, this summary provides only general information about the tax rules associated with use of a Qualified Contract in such a Qualified Plan. In addition, some Qualified Plans are subject to distribution and other requirements that are not incorporated into our administrative procedures. Owners, participants, and beneficiaries are responsible for determining that contributions, distributions and other transactions comply with applicable tax (and non-tax) law. Because of the complexity of these rules, Owners, participants and beneficiaries are advised to consult with a qualified tax adviser as to specific tax consequences.

20                                           HARTFORD LIFE INSURANCE COMPANY

-------------------------------------------------------------------------------

We do not currently offer the Contracts in connection with all of the types of Qualified Plans discussed below, and may not offer the Contracts for all types of Qualified Plans in the future.

1. INDIVIDUAL RETIREMENT ANNUITIES ("IRAS").

In addition to "traditional" IRAs governed by Code Sections 408(a) and (b) ("Traditional IRAs"), there are Roth IRAs governed by Code Section 408A, SEP IRAs governed by Code Section 408(k), and SIMPLE IRAs governed by Code Section 408(p). Also, Qualified Plans under Code Section 401, 403(b) or 457(b) that include after-tax employee contributions may be treated as deemed IRAs subject to the same rules and limitations as Traditional IRAs. Contributions to each of these types of IRAs are subject to differing limitations. The following is a very general description of each type of IRA for which a Contract is available.

    a.   TRADITIONAL IRAS

Traditional IRAs are subject to limits on the amounts that may be contributed each year, the persons who may be eligible, and the time when minimum distributions must begin. Depending upon the circumstances of the individual, contributions to a Traditional IRA may be made on a deductible or non-deductible basis. Failure to make required minimum distributions ("RMDs") when the Owner reaches age 70 1/2 or dies, as described below, may result in imposition of a 50% penalty tax on any excess of the RMD amount over the amount actually distributed. In addition, any amount received before the Owner reaches age 59 1/2 or dies is subject to a 10% penalty tax on premature distributions, unless a special exception applies, as described below. Under Code Section 408(e), an IRA may not be used for borrowing (or as security for any loan) or in certain prohibited transactions, and such a transaction could lead to the complete tax disqualification of an IRA.

You (or your surviving spouse if you die) may rollover funds tax-free from certain existing Qualified Plans (such as proceeds from existing insurance contracts, annuity contracts or securities) into a Traditional IRA under certain circumstances, as indicated below. However, mandatory tax withholding of 20% may apply to any eligible rollover distribution from certain types of Qualified Plans if the distribution is not transferred directly to the Traditional IRA. In addition, under Code Section 402(c)(11) a non-spouse "designated beneficiary" of a deceased Plan participant may make a tax-free "direct rollover" (in the form of a direct transfer between Plan fiduciaries, as described below in "Rollover Distributions") from certain Qualified Plans to a Traditional IRA for such beneficiary, but such Traditional IRA must be designated and treated as an "inherited IRA" that remains subject to applicable RMD rules (as if such IRA had been inherited from the deceased Plan participant). In addition, such a Plan is not required to permit such a rollover.

IRAs generally may not invest in life insurance contracts. However, an annuity contract that is used as an IRA may provide a death benefit that equals the greater of the premiums paid or the contract's cash value. The Contract offers an enhanced death benefit that may exceed the greater of the Contract Value or total premium payments. The tax rules are unclear as to what extent an IRA can provide a death benefit that exceeds the greater of the IRA's cash value or the sum of the premiums paid and other contributions into the IRA. Please note that the IRA rider for the Contract has provisions that are designed to maintain the Contract's tax qualification as an IRA, and therefore could limit certain benefits under the Contract (including endorsement, rider or option benefits) to maintain the Contract's tax qualification.

    b.  SEP IRAS

Code Section 408(k) provides for a Traditional IRA in the form of an employer-sponsored defined contribution plan known as a Simplified Employee Pension ("SEP") or a SEP IRA. A SEP IRA can have employer, employee and salary reduction contributions, as well as higher overall contribution limits than a Traditional IRA, but a SEP is also subject to special tax-qualification requirements (e.g., on participation, nondiscrimination and withdrawals) and sanctions. Otherwise, a SEP IRA is generally subject to the same tax rules as for a Traditional IRA, which are described above. Please note that the IRA rider for the Contract has provisions that are designed to maintain the Contract's tax qualification as an IRA, and therefore could limit certain benefits under the Contract (including endorsement, rider or option benefits) to maintain the Contract's tax qualification.

    c.   SIMPLE IRAS

The Savings Incentive Match Plan for Employees of small employers ("SIMPLE Plan") is a form of an employer-sponsored Qualified Plan that provides IRA benefits for the participating employees ("SIMPLE IRAs"). Depending upon the SIMPLE Plan, employers may make plan contributions into a SIMPLE IRA established by each eligible participant. Like a Traditional IRA, a SIMPLE IRA is subject to the 50% penalty tax for failure to make a full RMD, and to the 10% penalty tax on premature distributions, as described below. In addition, the 10% penalty tax is increased to 25% for amounts received during the 2-year period beginning on the date you first participated in a qualified salary reduction arrangement pursuant to a SIMPLE Plan maintained by your employer under Code Section 408(p)(2). Contributions to a SIMPLE IRA may be either salary deferral contributions or employer contributions, and these are subject to different tax limits from those for a Traditional IRA. Please note that the SIMPLE IRA rider for the Contract has provisions that are designed to maintain the Contract's tax qualification as an SIMPLE IRA, and therefore could limit certain benefits under the Contract (including endorsement, rider or option benefits) to maintain the Contract's tax qualification.

A SIMPLE Plan may designate a single financial institution (a Designated Financial Institution) as the initial trustee, custodian or issuer (in the case of an annuity contract) of the SIMPLE IRA set up for each eligible participant. However, any such Plan also must allow each eligible participant to have the balance in his SIMPLE IRA held by the Designated Financial Institution transferred without cost or penalty to a SIMPLE IRA maintained by a different financial institution. Absent a Designated Financial

HARTFORD LIFE INSURANCE COMPANY                                           21

-------------------------------------------------------------------------------

Institution, each eligible participant must select the financial institution to hold his SIMPLE IRA, and notify his employer of this selection.

If we do not serve as the Designated Financial Institution for your employer's SIMPLE Plan, for you to use one of our Contracts as a SIMPLE IRA, you need to provide your employer with appropriate notification of such a selection under the SIMPLE Plan. If you choose, you may arrange for a qualifying transfer of any amounts currently held in another SIMPLE IRA for your benefit to your SIMPLE IRA with us.

    d.  ROTH IRAS

Code Section 408A permits eligible individuals to establish a Roth IRA. Contributions to a Roth IRA are not deductible, but withdrawals of amounts contributed and the earnings thereon that meet certain requirements are not subject to federal income tax. In general, Roth IRAs are subject to limitations on the amounts that may be contributed by the persons who may be eligible to contribute, certain Traditional IRA restrictions, and certain RMD rules on the death of the Contract Owner. Unlike a Traditional IRA, Roth IRAs are not subject to RMD rules during the Contract Owner's lifetime. Generally, however, upon the Owner's death the amount remaining in a Roth IRA must be distributed by the end of the fifth year after such death or distributed over the life expectancy of a designated beneficiary. The Owner of a Traditional IRA may convert a Traditional IRA into a Roth IRA under certain circumstances. The conversion of a Traditional IRA to a Roth IRA will subject the fair market value of the converted Traditional IRA to federal income tax. In addition to the amount held in the converted Traditional IRA, the fair market value may include the value of additional benefits provided by the annuity contract on the date of conversion, based on reasonable actuarial assumptions. Tax-free rollovers from a Roth IRA can be made only to another Roth IRA under limited circumstances, as indicated below. After 2007, distributions from eligible Qualified Plans can be "rolled over" directly (subject to tax) into a Roth IRA under certain circumstances. Anyone considering the purchase of a Qualified Contract as a Roth IRA or a "conversion" Roth IRA should consult with a qualified tax adviser. Please note that the Roth IRA rider for the Contract has provisions that are designed to maintain the Contract's tax qualification as a Roth IRA, and therefore could limit certain benefits under the Contract (including endorsement, rider or option benefits) to maintain the Contract's tax qualification.

2. QUALIFIED PENSION OR PROFIT-SHARING PLAN OR SECTION 401(k) PLAN

Provisions of the Code permit eligible employers to establish a tax-qualified pension or profit sharing plan (described in Section 401(a), and Section 401(k) if applicable, and exempt from taxation under Section 501(a)). Such a Plan is subject to limitations on the amounts that may be contributed, the persons who may be eligible to participate, the amounts of "incidental" death benefits, and the time when RMDs must commence. In addition, a Plan's provision of incidental benefits may result in currently taxable income to the participant for some or all of such benefits. Amounts may be rolled over tax-free from a Qualified Plan to another Qualified Plan under certain circumstances, as described below. Anyone considering the use of a Qualified Contract in connection with such a Qualified Plan should seek competent tax and other legal advice.

In particular, please note that these tax rules provide for limits on death benefits provided by a Qualified Plan (to keep such death benefits "incidental" to qualified retirement benefits), and a Qualified Plan (or a Qualified Contract) often contains provisions that effectively limit such death benefits to preserve the tax qualification of the Qualified Plan (or Qualified Contract). In addition, various tax-qualification rules for Qualified Plans specifically limit increases in benefits once RMDs begin, and Qualified Contracts are subject to such limits. As a result, the amounts of certain benefits that can be provided by any option under a Qualified Contract may be limited by the provisions of the Qualified Contract or governing Qualified Plan that are designed to preserve its tax qualification.

3. TAX SHELTERED ANNUITY UNDER SECTION 403(b) ("TSA")

Code Section 403(b) permits public school employees and employees of certain types of charitable, educational and scientific organizations described in Code
Section 501(c)(3) to purchase a "tax-sheltered annuity" ("TSA") contract and, subject to certain limitations, exclude employer contributions to a TSA from such an employee's gross income. Generally, total contributions may not exceed the lesser of an annual dollar limit (e.g., $46,000 in 2008) or 100% of the employee's "includable compensation" for the most recent full year of service, subject to other adjustments. The general annual elective deferral limit for a TSA participant after 2005 is $15,000. In addition, for years after 2006 this $15,000 limit will be indexed for cost-of-living adjustments under Code Section 402(g)(4) at $500 increments. For any such participant age 50 or older, the contribution limit after 2005 generally is increased by an additional $5,000 under Code Section 414(v). For years after 2006 this "over-50 catch-up" $5,000 limit also will be indexed for cost-of-living adjustments under Code Section 414(v)(2)(C) at $500 increments. Special provisions may allow certain employees different overall limitations.

A TSA is subject to a prohibition against distributions from the TSA attributable to contributions made pursuant to a salary reduction agreement, unless such distribution is made:

    a.   after the employee reaches age 59 1/2;

    b.  upon the employee's separation from service;

    c.   upon the employee's death or disability;

    d. in the case of hardship (and in the case of hardship, any income attributable to such contributions may not be distributed); or

    e. as a qualified reservist distribution upon certain calls to active duty.

Please note that the TSA rider for the Contract has provisions that are designed to maintain the Contract's tax qualification as

22                                           HARTFORD LIFE INSURANCE COMPANY

-------------------------------------------------------------------------------

a TSA, and therefore could limit certain benefits under the Contract (including endorsement, rider or option benefits) to maintain the Contract's tax qualification. In particular, please note that tax rules provide for limits on death benefits provided by a Qualified Plan (to keep such death benefits "incidental" to qualified retirement benefits), and a Qualified Plan (or a Qualified Contract) often contains provisions that effectively limit such death benefits to preserve the tax qualification of the Qualified Plan (or Qualified Contract). In addition, various tax-qualification rules for Qualified Plans specifically limit increases in benefits once RMDs begin, and Qualified Contracts are subject to such limits. As a result, the amounts of certain benefits that can be provided by any option under a Qualified Contract may be limited by the provisions of the Qualified Contract or governing Qualified Plan that are designed to preserve its tax qualification. In addition, a life insurance contract issued after September 23, 2007 is generally ineligible to qualify as a TSA under Reg. Section 1.403(b)-8(c)(2).

Amounts may be rolled over tax-free from a TSA to another TSA or Qualified Plan (or from a Qualified Plan to a TSA) under certain circumstances, as described below. However, effective for TSA contract exchanges after September 24, 2007, Reg. ' 1.403(b)-10(b) allows a TSA contract of a participant or beneficiary under a TSA Plan to be exchanged tax-free for another eligible TSA contract under that same TSA Plan, but only if all of the following conditions are satisfied: (1) such TSA Plan allows such an exchange, (2) the participant or beneficiary has an accumulated benefit after such exchange that is no less than such participant's or beneficiary's accumulated benefit immediately before such exchange (taking into account such participant's or beneficiary's accumulated benefit under both TSA contracts immediately before such exchange), (3) the second TSA contract is subject to distribution restrictions with respect to the participant that are no less stringent than those imposed on the TSA contract being exchanged, and (4) the employer for such TSA Plan enters into an agreement with the issuer of the second TSA contract under which such issuer and employer will provide each other from time to time with certain information necessary for such second TSA contract (or any other TSA contract that has contributions from such employer) to satisfy the TSA requirements under Code Section 403(b) and other federal tax requirements (e.g., plan loan conditions under Code Section 72(p) to avoid deemed distributions). Such necessary information could include information about the participant's employment, information about other Qualified Plans of such employer, and whether a severance has occurred, or hardship rules are satisfied, for purposes of the TSA distribution restrictions. Consequently, you are advised to consult with a qualified tax advisor before attempting any such TSA exchange, particularly because it requires an agreement between the employer and issuer to provide each other with certain information. We are no longer accepting any incoming exchange request, or new contract application, for any individual TSA contract.

4. DEFERRED COMPENSATION PLANS UNDER SECTION 457 ("SECTION 457 PLANS")

Certain governmental employers, or tax-exempt employers other than a governmental entity, can establish a Deferred Compensation Plan under Code
Section 457. For these purposes, a "governmental employer" is a State, a political subdivision of a State, or an agency or an instrumentality of a State or political subdivision of a State. A Deferred Compensation Plan that meets the requirements of Code Section 457(b) is called an "Eligible Deferred Compensation Plan" or "Section 457(b) Plan." Code Section 457(b) limits the amount of contributions that can be made to an Eligible Deferred Compensation Plan on behalf of a participant. Generally, the limitation on contributions is the lesser of (1) 100% of a participant's includible compensation or (2) the applicable dollar amount, equal to $15,000 for 2006 and thereafter. The $15,000 limit will be indexed for cost-of-living adjustments at $500 increments. The Plan may provide for additional "catch-up" contributions during the three taxable years ending before the year in which the participant attains normal retirement age. In addition, with an eligible Deferred Compensation Plan for a governmental employer, the contribution limitation may be increased under Code
Section 457(e)(18) to allow certain "catch-up" contributions for individuals who have attained age 50, but only one "catch-up" may be used in a particular year. In addition, under Code Section 457(d) a Section 457(b) Plan may not make amounts available for distribution to participants or beneficiaries before (1) the calendar year in which the participant attains age 70 1/2, (2) the participant has a severance from employment (including death), or (3) the participant is faced with an unforeseeable emergency (as determined in accordance with regulations).

Under Code Section 457(g) all of the assets and income of an Eligible Deferred Compensation Plan for a governmental employer must be held in trust for the exclusive benefit of participants and their beneficiaries. For this purpose, annuity contracts and custodial accounts described in Code Section 401(f) are treated as trusts. This trust requirement does not apply to amounts under an Eligible Deferred Compensation Plan of a tax-exempt (non-governmental) employer. In addition, this trust requirement does not apply to amounts held under a Deferred Compensation Plan of a governmental employer that is not a Section 457(b) Plan. However, where the trust requirement does not apply, amounts held under a Section 457 Plan must remain subject to the claims of the employer's general creditors under Code Section 457(b)(6).

5. TAXATION OF AMOUNTS RECEIVED FROM QUALIFIED PLANS

Except under certain circumstances in the case of Roth IRAs, amounts received from Qualified Contracts or Plans generally are taxed as ordinary income under Code Section 72, to the extent that they are not treated as a tax-free recovery of after-tax contributions or other "investment in the contract." For annuity payments and other amounts received after the Annuity Commencement Date from a Qualified Contract or Plan, the tax rules for determining what portion of each amount received represents a tax-free recovery of "investment in the contract"

HARTFORD LIFE INSURANCE COMPANY                                           23

-------------------------------------------------------------------------------

are generally the same as for Non-Qualified Contracts, as described above.

For non-periodic amounts from certain Qualified Contracts or Plans, Code Section 72(e)(8) provides special rules that generally treat a portion of each amount received as a tax-free recovery of the "investment in the contract," based on the ratio of the "investment in the contract" over the Contract Value at the time of distribution. However, in determining such a ratio, certain aggregation rules may apply and may vary, depending on the type of Qualified Contract or Plan. For instance, all Traditional IRAs owned by the same individual are generally aggregated for these purposes, but such an aggregation does not include any IRA inherited by such individual or any Roth IRA owned by such individual.

In addition, penalty taxes, mandatory tax withholding or rollover rules may apply to amounts received from a Qualified Contract or Plan, as indicated below, and certain exclusions may apply to certain distributions (e.g., distributions from an eligible Government Plan to pay qualified health insurance premiums of an eligible retired public safety officer). Accordingly, you are advised to consult with a qualified tax adviser before taking or receiving any amount (including a loan) from a Qualified Contract or Plan.

6. PENALTY TAXES FOR QUALIFIED PLANS

Unlike Non-Qualified Contracts, Qualified Contracts are subject to federal penalty taxes not just on premature distributions, but also on excess contributions and failures to make required minimum distributions ("RMDs"). Penalty taxes on excess contributions can vary by type of Qualified Plan and which person made the excess contribution (e.g., employer or an employee). The penalty taxes on premature distributions and failures to make timely RMDs are more uniform, and are described in more detail below.

    a.   PENALTY TAXES ON PREMATURE DISTRIBUTIONS

Code Section 72(t) imposes a penalty income tax equal to 10% of the taxable portion of a distribution from certain types of Qualified Plans that is made before the employee reaches age 59 1/2. However, this 10% penalty tax does not apply to a distribution that is either:

    (i) made to a beneficiary (or to the employee's estate) on or after the employee's death;

    (ii) attributable to the employee's becoming disabled under Code Section 72(m)(7);

    (iii) part of a series of substantially equal periodic payments (not less frequently than annually -- "SEPPs") made for the life (or life expectancy) of the employee or the joint lives (or joint life expectancies) of such employee and a designated beneficiary ("SEPP Exception"), and for certain Qualified Plans (other than IRAs) such a series must begin after the employee separates from service;

    (iv) (except for IRAs) made to an employee after separation from service after reaching age 55 (or made after age 50 in the case of a qualified public safety employee separated from certain government plans);

    (v) (except for IRAs) made to an alternate payee pursuant to a qualified domestic relations order under Code Section 414(p) (a similar exception for IRAs in Code Section 408(d)(6) covers certain transfers for the benefit of a spouse or ex-spouse);

    (vi) not greater than the amount allowable as a deduction to the employee for eligible medical expenses during the taxable year; or

    (vii) certain qualified reservist distributions under Code Section 72(t)(2)(G) upon a call to active duty.

In addition, the 10% penalty tax does not apply to a distribution from an IRA that is either:

    (viii) made after separation from employment to an unemployed IRA owner for health insurance premiums, if certain conditions are met;

    (ix) not in excess of the amount of certain qualifying higher education expenses, as defined by Code Section 72(t)(7); or

    (x) for a qualified first-time home buyer and meets the requirements of Code Section 72(t)(8).

If the taxpayer avoids this 10% penalty tax by qualifying for the SEPP Exception and later such series of payments is modified (other than by death or disability), the 10% penalty tax will be applied retroactively to all the prior periodic payments (i.e., penalty tax plus interest thereon), unless such modification is made after both (a) the employee has reached age 59 1/2 and (b) 5 years have elapsed since the first of these periodic payments.

For any premature distribution from a SIMPLE IRA during the first 2 years that an individual participates in a salary reduction arrangement maintained by that individual's employer under a SIMPLE Plan, the 10% penalty tax rate is increased to 25%.

    b.  RMDS AND 50% PENALTY TAX

If the amount distributed from a Qualified Contract or Plan is less than the amount of the required minimum distribution ("RMD") for the year, the participant is subject to a 50% penalty tax on the amount that has not been timely distributed.

An individual's interest in a Qualified Plan generally must be distributed, or begin to be distributed, not later than the Required Beginning Date. Generally, the Required Beginning Date is April 1 of the calendar year following the later of --

    (i)  the calendar year in which the individual attains age 70 1/2, or

    (ii) (except in the case of an IRA or a 5% owner, as defined in the Code) the calendar year in which a participant retires from service with the employer sponsoring a Qualified Plan that allows such a later Required Beginning Date.

24                                           HARTFORD LIFE INSURANCE COMPANY

-------------------------------------------------------------------------------

The entire interest of the individual must be distributed beginning no later than the Required Beginning Date over --

    (a) the life of the individual or the lives of the individual and a designated beneficiary (as specified in the Code), or

    (b) over a period not extending beyond the life expectancy of the individual or the joint life expectancy of the individual and a designated beneficiary.

If an individual dies before reaching the Required Beginning Date, the individual's entire interest generally must be distributed within 5 years after the individual's death. However, this RMD rule will be deemed satisfied if distributions begin before the close of the calendar year following the individual's death to a designated beneficiary and distribution is over the life of such designated beneficiary (or over a period not extending beyond the life expectancy of such beneficiary). If such beneficiary is the individual's surviving spouse, distributions may be delayed until the deceased individual would have attained age 70 1/2.

If an individual dies after RMDs have begun for such individual, any remainder of the individual's interest generally must be distributed at least as rapidly as under the method of distribution in effect at the time of the individual's death.

The RMD rules that apply while the Contract Owner is alive do not apply with respect to Roth IRAs. The RMD rules applicable after the death of the Owner apply to all Qualified Plans, including Roth IRAs. In addition, if the Owner of a Traditional or Roth IRA dies and the Owner's surviving spouse is the sole designated beneficiary, this surviving spouse may elect to treat the Traditional or Roth IRA as his or her own.

The RMD amount for each year is determined generally by dividing the account balance by the applicable life expectancy. This account balance is generally based upon the account value as of the close of business on the last day of the previous calendar year. RMD incidental benefit rules also may require a larger annual RMD amount, particularly when distributions are made over the joint lives of the Owner and an individual other than his or her spouse. RMDs also can be made in the form of annuity payments that satisfy the rules set forth in Regulations under the Code relating to RMDs.

In addition, in computing any RMD amount based on a contract's account value, such account value must include the actuarial value of certain additional benefits provided by the contract. As a result, electing an optional benefit under a Qualified Contract may require the RMD amount for such Qualified Contract to be increased each year, and expose such additional RMD amount to the 50% penalty tax for RMDs if such additional RMD amount is not timely distributed.

7. TAX WITHHOLDING FOR QUALIFIED PLANS

Distributions from a Qualified Contract or Qualified Plan generally are subject to federal income tax withholding requirements. These federal income tax withholding requirements, including any "elections out" and the rate at which withholding applies, generally are the same as for periodic and non-periodic distributions from a Non-Qualified Contract, as described above, except where the distribution is an "eligible rollover distribution" (described below in "ROLLOVER DISTRIBUTIONS"). In the latter case, tax withholding is mandatory at a rate of 20% of the taxable portion of the "eligible rollover distribution," to the extent it is not directly rolled over to an IRA or other Eligible Retirement Plan (described below in "ROLLOVER DISTRIBUTIONS"). Payees cannot elect out of this mandatory 20% withholding in the case of such an "eligible rollover distribution."

Also, special withholding rules apply with respect to distributions from non-governmental Section 457(b) Plans, and to distributions made to individuals who are neither citizens nor resident aliens of the United States.

Regardless of any "election out" (or any actual amount of tax actually withheld) on an amount received from a Qualified Contract or Plan, the payee is generally liable for any failure to pay the full amount of tax due on the includable portion of such amount received. A payee also may be required to pay penalties under estimated income tax rules, if the withholding and estimated tax payments are insufficient to satisfy the payee's total tax liability.

8. ROLLOVER DISTRIBUTIONS

The current tax rules and limits for tax-free rollovers and transfers between Qualified Plans vary according to (1) the type of transferor Plan and transferee Plan, (2) whether the amount involved is transferred directly between Plan fiduciaries (a "direct transfer" or a "direct rollover") or is distributed first to a participant or beneficiary who then transfers that amount back into another eligible Plan within 60 days (a "60-day rollover"), and (3) whether the distribution is made to a participant, spouse or other beneficiary. Accordingly, we advise you to consult with a qualified tax adviser before receiving any amount from a Qualified Contract or Plan or attempting some form of rollover or transfer with a Qualified Contract or Plan.

For instance, generally any amount can be transferred directly from one type of Qualified Plan (e.g., a TSA) to the same type of Plan for the benefit of the same individual, without limit (or federal income tax), if the transferee Plan is subject to the same kinds of restrictions as the transferor Plan (e.g., a TSA that is subject to the same kinds of salary reduction restrictions) and certain other conditions to maintain the applicable tax qualification are satisfied (e.g., as described above for TSA exchanges after September 24, 2007). Such a "direct transfer" between the same kinds of Plan is generally not treated as any form of "distribution" out of such a Plan for federal income tax purposes.

By contrast, an amount distributed from one type of Plan (e.g., a TSA) into a different type of Plan (e.g., a Traditional IRA) generally is treated as a "distribution" out of the first Plan for federal income tax purposes, and therefore to avoid being subject to such tax, such a distribution must qualify either as a "direct rollover" (made directly to another Plan fiduciary) or as a "60-day rollover." The tax restrictions and other rules for a "direct rollover" and a "60-day rollover" are similar in many

HARTFORD LIFE INSURANCE COMPANY                                           25

-------------------------------------------------------------------------------

ways, but if any "eligible rollover distribution" made from certain types of Qualified Plan is not transferred directly to another Plan fiduciary by a "direct rollover," then it is subject to mandatory 20% withholding, even if it is later contributed to that same Plan in a "60-day rollover" by the recipient. If any amount less than 100% of such a distribution (e.g., the net amount after the 20% withholding) is transferred to another Plan in a "60-day rollover", the missing amount that is not rolled over remains subject to normal income tax plus any applicable penalty tax.

Under Code Sections 402(f)(2)(A) and 3405(c)(3) an "eligible rollover distribution" (which is both eligible for rollover treatment and subject to 20% mandatory withholding absent a "direct rollover") is generally any distribution to an employee of any portion (or all) of the balance to the employee's credit in any of the following types of "Eligible Retirement Plan": (1) a Qualified Plan under Code Section 401(a) ("Qualified 401(a) Plan"), (2) a qualified annuity plan under Code Section 403(a) ("Qualified Annuity Plan"), (3) a TSA under Code Section 403(b), or (4) a governmental Section 457(b) Plan. However, an "eligible rollover distribution" does not include any distribution that is either --

    a.   an RMD amount;

    b. one of a series of substantially equal periodic payments (not less frequently than annually) made either (i) for the life (or life expectancy) of the employee or the joint lives (or joint life expectancies) of the employee and a designated beneficiary, or (ii) for a specified period of 10 years or more; or

    c.   any distribution made upon hardship of the employee.

Before making an "eligible rollover distribution," a Plan administrator generally is required under Code Section 402(f) to provide the recipient with advance written notice of the "direct rollover" and "60-day rollover" rules and the distribution's exposure to the 20% mandatory withholding if it is not made by "direct rollover." Generally, under Code Sections 402(c), 403(b)(8) and 457
(e)(16), a "direct rollover" or a "60-day rollover" of an "eligible rollover distribution" can be made to a Traditional IRA or to another Eligible Retirement Plan that agrees to accept such a rollover. However, the maximum amount of an "eligible rollover distribution" that can qualify for a tax-free "60-day rollover" is limited to the amount that otherwise would be includable in gross income. By contrast, a "direct rollover" of an "eligible rollover distribution" can include after-tax contributions as well, if the direct rollover is made either to a Traditional IRA or to another form of Eligible Retirement Plan that agrees to account separately for such a rollover, including accounting for such after-tax amounts separately from the otherwise taxable portion of this rollover. Separate accounting also is required for all amounts (taxable or not) that are rolled into a governmental Section 457(b) Plan from either a Qualified
Section 401(a) Plan, Qualified Annuity Plan, TSA or IRA. These amounts, when later distributed from the governmental Section 457(b) Plan, are subject to any premature distribution penalty tax applicable to distributions from such a "predecessor" Qualified Plan.

Rollover rules for distributions from IRAs under Code Sections 408(d)(3) and 408A(d)(3) also vary according to the type of transferor IRA and type of transferee IRA or other Plan. For instance, generally no tax-free "direct rollover" or "60-day rollover" can be made between a "NonRoth IRA" (Traditional, SEP or SIMPLE IRA) and a Roth IRA, and a transfer from NonRoth IRA to a Roth IRA, or a "conversion" of a NonRoth IRA to a Roth IRA, is subject to special rules. In addition, generally no tax-free "direct rollover" or "60-day rollover" can be made between an "inherited IRA" (NonRoth or Roth) for a beneficiary and an IRA set up by that same individual as the original owner. Generally, any amount other than an RMD distributed from a Traditional or SEP IRA is eligible for a "direct rollover" or a "60-day rollover" to another Traditional IRA for the same individual. Similarly, any amount other than an RMD distributed from a Roth IRA is generally eligible for a "direct rollover" or a "60-day rollover" to another Roth IRA for the same individual. However, in either case such a tax-free 60-day rollover is limited to 1 per year (365-day period); whereas no 1-year limit applies to any such "direct rollover." Similar rules apply to a "direct rollover" or a "60-day rollover" of a distribution from a SIMPLE IRA to another SIMPLE IRA or a Traditional IRA, except that any distribution of employer contributions from a SIMPLE IRA during the initial 2-year period in which the individual participates in the employer's SIMPLE Plan is generally disqualified (and subject to the 25% penalty tax on premature distributions) if it is not rolled into another SIMPLE IRA for that individual. Amounts other than RMDs distributed from a Traditional or SEP IRA (or SIMPLE IRA after the initial 2-year period) also are eligible for a "direct rollover" or a "60-day rollover" to an Eligible Retirement Plan (e.g., a TSA) that accepts such a rollover, but any such rollover is limited to the amount of the distribution that otherwise would be includable in gross income (i.e., after-tax contributions are not eligible).

Special rules also apply to transfers or rollovers for the benefit of a spouse (or ex-spouse) or a nonspouse designated beneficiary, Plan distributions of property, and obtaining a waiver of the 60-day limit for a tax-free rollover from the IRS. The Katrina Emergency Tax Relief Act of 2005 (KETRA) allows certain amounts to be recontributed within three years as a rollover contribution to a plan from which a KETRA distribution was taken.

LEGAL OPINION

The validity of the interests in the Contracts described in this Prospectus will be passed upon for Hartford by Richard J. Wirth, Senior Counsel for Hartford Life Insurance Company.

26                                           HARTFORD LIFE INSURANCE COMPANY

-------------------------------------------------------------------------------

EXPERTS

The consolidated financial statements and related financial statement schedules incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2007 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report dated February 20, 2008 which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

With respect to the unaudited interim financial information for the periods ended March 31, 2008 and 2007 which is incorporated herein by reference, Deloitte & Touche LLP, an independent registered public accounting firm, have applied limited procedures in accordance with the standards of the Public Company Accounting Oversight Board (United States) for a review of such information. However, as stated in their report included in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial information because that report is not a "report" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

HARTFORD LIFE INSURANCE COMPANY                                           27

-------------------------------------------------------------------------------

APPENDIX A -- MODIFIED GUARANTEED ANNUITY FOR QUALIFIED PLANS

The CRC(R) (Compound Rate Contract) Annuity for Qualified Plans is a group deferred annuity Contract under which one or more purchase payments may be made. Plans eligible to purchase the Contract are pension and profit-sharing plans qualified under Section 401(a) of the Internal Revenue Code (the "Code"), Keogh Plans and eligible state deferred compensation plans under Section 457 of the Code ("Qualified Plans").

To apply for a Group Annuity Contract, the trustee or other applicant need only complete an application for the Group Annuity Contract and make its initial purchase payment. A Group Annuity Contract will then be issued to the applicant and subsequent Purchase Payments may be made, subject to the same $2,000 minimum applicable to qualified purchasers of Certificates. While no Certificates are issued, each purchase payment, and the Account established thereby, are confirmed to the Contract Owner. The initial and subsequent purchase payments operate to establish Accounts under the Group Annuity Contract in the same manner as non-qualified purchases. Each Account will have its own Initial and Subsequent Guarantee Periods and Guaranteed Rates. Surrenders under the Group Annuity Contract may be made, at the election of the Contract Owner, from one or more of the Accounts established under the Contract. Account surrenders are subject to the same limitations, adjustments and charges as surrenders made under a certificate (see "Surrenders"). Net Surrender Values may be surrendered or applied to purchase annuities for the Contract Owners' Qualified Plan Participants.

Because there are no individual participant accounts, the Qualified Group Annuity Contract issued in connection with a Qualified Plan does not provide for death benefits. Annuities purchased for Qualified Plan Participants may provide for a payment upon the death of the Annuitant, depending on the option chosen (see "Annuity Options"). Additionally, since there are no Annuitants prior to the actual purchase of an Annuity by the Contract Owner, the provisions regarding the Annuity Commencement Date are not applicable.

If you are purchasing the Contract for use in an IRA or other qualified retirement plan, you should consider other features of the Contract besides tax deferral, since any investment vehicle used within an IRA or other qualified plan receives tax deferred treatment under the Code.

28                                           HARTFORD LIFE INSURANCE COMPANY

-------------------------------------------------------------------------------

APPENDIX B -- SPECIAL PROVISIONS FOR INDIVIDUAL CONTRACTS ISSUED IN THE STATE OF CALIFORNIA, MICHIGAN, MISSOURI, NEW YORK, OREGON, SOUTH CAROLINA, TEXAS, VIRGINIA AND WISCONSIN

The following provision, among others, applies only to individual Contracts issued in the States of California, Michigan, Missouri, New York, Oregon, South Carolina, Texas, Virginia and Wisconsin:

(1) The Contract Owner has the right to request, in writing, a surrender of the Contract within ten (10) days after it was purchased. In such event, in California, New York, Oregon, Texas, Virginia and Wisconsin, Hartford will pay the Contract Owner an amount equal to the sum of (a) the Account Value on the date the written request for surrender was received multiplied by the Market Value Adjustment formula and (b) any charges deducted from the Purchase Payment. In Michigan, Missouri and South Carolina, the Contract will be cancelled and any premium paid will be refunded in full.

HARTFORD LIFE INSURANCE COMPANY                                           29

-------------------------------------------------------------------------------

APPENDIX C -- MARKET VALUE ADJUSTMENT

The formula which will be used to determine the Market Value Adjustment is: [(1 + i)/(1 + J)](n/12)

i    =    The Guarantee Rate in effect for the Current Guarantee
          Period(expressed as a decimal, e.g., 1% = .01)
J    =    The Current Rate (expressed as a decimal, e.g., 1% = .01) in effect for durations equal to the number of years remaining in the current Guarantee Period (years are rounded to the next highest number of years).
N    =    The number of complete months from the surrender date to the end of the current Guarantee Period.

EXAMPLE OF MARKET VALUE ADJUSTMENT

Beginning Account Value:    $50,000
Guarantee Period:           5 Years
Guarantee Rate:             5.50% per annum
Full Surrender:             Middle of Contract Year 3

EXAMPLE 1:

Gross Surrender Value at middle of Contract Year 3             =    $50,000 (1.055)TO THE POWER OF 2.5 = $57,161.18
Net Surrender Value at middle of Contract Year 3               =    [$57,161.18 - (0.05) x $57,161.18]
                                                                    x Market Value Adjustment
                                                               =    $54,303.12 x Market Value Adjustment
Market Value Adjustment
                                                           i   =    0.055
                                                           J   =    0.061
                                                           N   =    30
Market Value Adjustment                                        =    [(1 + i)/(1 + J)]TO THE POWER OF n/12
                                                               =    (1.055/1.061)TO THE POWER OF 30/12
                                                               =    0.985922
Net Surrender Value at middle of Contract Year 3               =    $54,303.12 x 0.985922
                                                               =    $53,538.64

EXAMPLE OF MARKET VALUE ADJUSTMENT

Beginning Account Value:    $50,000
Guarantee Period:           5 Years
Guarantee Rate:             5.50% per annum
Full Surrender:             Middle of Contract Year 3

EXAMPLE 2:

Gross Surrender Value at middle of Contract Year 3             =    $50,000 (1.055)TO THE POWER OF 2.5 = $57,161.18
Net Surrender Value at middle of Contract Year 3               =    [$57,161.18 - (0.05) x $57,161.18]
                                                                    x Market Value Adjustment
                                                               =    $54,303.12 x Market Value Adjustment
Market Value Adjustment
                                                           i   =    .055
                                                           J   =    0.050
                                                           N   =    30
Market Value Adjustment                                        =    [(1 + i)/(1 + J)]TO THE POWER OF n/12
                                                               =    (1.055/1.05)TO THE POWER OF 30/12
                                                               =    1.011947
Net Surrender Value at middle of Contract Year 3               =    $54,303.12 x 1.011947
                                                               =    $54,951.88

This example does not include any applicable taxes.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     Registrant anticipates that it will incur the following approximate expenses in connection with the issuance and distribution of the securities to be registered:

Registration fees (previously registered)                               $132,000
Cost of printing and engraving                                            $5,000
Legal fees                                                               $10,000
Accounting fees                                                           $6,000
Mailing fees                                                              $2,000

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 33-776 of the Connecticut General Statutes states that: "a corporation may provide indemnification of, or advance expenses to, a director, officer, employee or agent only as permitted by sections 33-770 to 33-779, inclusive."

     ARTICLE VIII, Section 1(a) of the By-laws of the Registrant (as amended and restated effective July 25, 2000) provides that the Corporation, to the fullest extent permitted by applicable law as then in effect, shall indemnify any person who was or is a director or officer of the Corporation and who was or is threatened to be made a defendant or respondent in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative and whether formal or informal (including, without limitation, any action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor) (each, a Proceeding"), by reason of the fact that such a person was or is a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan or other entity (a "Covered Entity"), against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement and actually and reasonably incurred by such person in connection with such Proceeding. Any such former or present director or officer of the Corporation finally determined to be entitled to indemnification as provided in this Article VIII is hereinafter called an "Indemnitee". Until such final determination is made such former or present director or officer shall be a "Potential Indemnitee" for purposes of this Article VIII. Notwithstanding the foregoing provisions of this Section 1(a), the Corporation shall not indemnify an Indemnitee with respect to any Proceeding commenced by such Indemnitee unless the commencement of such Proceeding by such Indemnitee has been approved by a majority vote of the Disinterested Directors (as defined in Section 5(d)); provided however, that such approval of a majority of the Disinterested Directors shall not be required with respect to any Proceeding commenced by such Indemnitee after a Change in Control (as defined in Section 5(d)) has occurred.

     Insofar as indemnification for liability arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

EXHIBIT
NUMBER                    DESCRIPTION                                   METHOD OF FILING
---------------------------------------------------------------------------------------------------------
        1  Underwriting Agreement                      Incorporated by reference to Registration
                                                       Statement File No. 333-24885, filed on May 1,
                                                       1997.
     4(a)  Group Annuity Contract                      Incorporated by reference to Amendment No. 1 to
                                                       the Registration Statement File No. 33-88786,
                                                       filed on April 28, 1995.
     4(b)  Group Annuity Certificate                   Incorporated by reference to Amendment No. 1 to
                                                       the Registration Statement File No. 33-88786,
                                                       filed on April 28, 1995.
     4(c)  Individual Annuity Contract                 Incorporated by reference to Amendment No. 1 to
                                                       the Registration Statement File No. 33-88786,
                                                       filed on April 28, 1995.
        5  Opinion re: legality                        Filed herewith.
       15  Letter of Awareness of Deloitte & Touche    Filed herewith.
           LLP
    23(a)  Legal Consent                               Filed herewith as Exhibit 5.
    23(b)  Consent of Deloitte & Touche LLP.           Filed herewith.
    99(a)  Copy of Power of Attorney                   Filed herewith.

ITEM 17.  UNDERTAKINGS

       (a)  The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement, provided however, that paragraphs (a)(1)(i), (a)(1)(ii) and
                (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement:

                 i. To include any Prospectus required by section 10(a)(3) of the Securities Act of 1933;

                 ii. To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                 iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (4) That, each prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in the registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

           (5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that, in a primary offering of securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                 (i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424 under the Securities Act of 1933;

                 (ii) any free writing prospectus relating to the offering
                      prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

                 (iii) any portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

                 (iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Depositor pursuant to the foregoing provisions, or otherwise, the Depositor has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Depositor of expenses incurred or paid by a director, officer or controlling person of the Depositor in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Depositor will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing this Registration Statement on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Simsbury, State of Connecticut on this 1st day of May, 2008.

HARTFORD LIFE INSURANCE COMPANY

By:    John C. Walters
       -----------------------------------
       John C. Walters
       Co-President, Co-Chief Executive
       Officer*
*By:   Lizabeth H. Zlatkus                  *By:   /s/ Richard J. Wirth
       -----------------------------------         -----------------------------------
       Lizabeth H. Zlatkus,                        Richard J. Wirth
       Co-President, Co-Chief Executive            Attorney-In-Fact
       Officer and Chairman of the Board*

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 1st day of May, 2008.

Glenn D. Lammey, Chief Financial Officer*
John C. Walters, Co-President, Co-Chief Executive
  Officer, Director*                                               *By:   /s/ Richard J. Wirth
                                                                          -----------------------------------
Lizabeth H. Zlatkus, Chairman of the Board,                               Richard J. Wirth
  Co-President, Co-Chief Executive Officer,                               Attorney-in-Fact
  Director*
David M. Znamierowski, Executive Vice President & Chief            Date:  May 1, 2008
 Investment Officer, Director*

333-133695

                                 EXHIBIT INDEX

        5  Opinion and Consent of Richard J. Wirth, Senior Counsel and Assistant Vice President regarding legality of securities to be issued.
       15  Letter of Awareness of Deloitte & Touche LLP.
    23(a)  Legal Consent filed as part of Exhibit 5.
    23(b)  Consent of Deloitte & Touche LLP.
    99(a)  Copy of Powers of Attorney.